EXHIBIT 10.(vi)


                                 MONROE BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN












                              Amended and Restated
                       Generally Effective January 1, 1991































                                   Rev. 12/94

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                                 MONROE BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS


ARTICLE                                                                 PAGE

        I      PURPOSE OF THE PLAN                                         1

       II      DEFINITIONS                                                 2

               2.1         Adjusted Balance                                2
               2 2         Adjustment Factor                               2
               2.3         Annual Additions                                2
               2.4         Beneficiary                                     3
               2.5         Board                                           3
               2.6         Break in Service                                3
               2.7         Code                                            4
               2.8         Committee                                       4
               2.9         Company                                         4
               2.10        Company Contribution Account                    5
               2.11        Company Stock                                   5
               2.12        Company Stock Account                           5
               2.13        Compensation                                    5
               2.14        Debt                                            6
               2.15        Defined Benefit Plan                            7
               2.16        Defined Contribution Plan                       7
               2.17        Effective Date                                  7
               2.18        Employee                                        7
               2.19        Employment Commencement Date                    8
               2.20        ERISA                                           8
               2.21        Fiduciary                                       8
               2.22        Highly Compensated Employee                     8
               2.23        Hour of Service                                10
               2.24        Inactive Participant                           11
               2.25        Key Employee                                   11
               2.26        Limitation Year                                12
               2.27        Loan                                           12
               2.28        Maximum Permissible Amount                     13
               2.29        Non-Highly Compensated Employee                13
               2.30        Other Investments Account                      13
               2.31        Participant                                    13
               2.32        Plan                                           13
               2.33        Plan Year                                      13
               2.34        Qualified Participant                          13
               2.35        Qualified Election Period                      13
               2.36        Related Plan                                   14
               2.37        Service                                        14
               2.38        Top Heavy Provisions                           14
               2.39        Total and Permanent Disability                 19

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ARTICLE                                                                 PAGE
               2.40        Total Distribution                             19
               2.41        Trust                                          19
               2.42        Trust Agreement                                19
               2.43        Trustee                                        19
               2.44        Valuation Date                                 19

      III      PARTICIPATION                                              19

               3.1         Eligibility and Participation                  19
               3.2         Plan Binding                                   21
               3.3         Reemployment                                   21
               3.4         Beneficiary Designation                        22
               3.5         No Credit Upon Acquisition and Recognition
                             of Past Service                              22

       IV      CONTRIBUTIONS                                              23

               4.1         Company Contributions                          23
               4.2         Exclusive Benefit of Employees                 24

        V      INVESTMENT OF TRUST ASSETS                                 25

               5.1         Investments                                    25
               5.2         Purchase of Company Stock                      25
               5.3         Suspense Account                               26

       VI      EXEMPT LOANS                                               27

               6.1         Loans                                          27
               6.2         Loan Payments                                  29
               6.3         Right of First Refusal                         31
               6.4         Put Option                                     31
               6.5         Continuation of Rights of Put Option           33

      VII      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                      33

               7.1         Separate Accounts                              33
               7.2         Company Stock                                  33
               7.3         Other Investments                              33
               7.4         Allocations of Company Contributions
                              and Forfeitures                             34
               7.5         Maximum Allocations                            36
               7.6         Limitations on Participants Who
                              Participate in More Than One Plan           37
               7.7         Vesting                                        39
               7.8         Allocation of Dividends                        44
               7.9         Net Income (or Loss) of the Trust              45
               7.10        Accounting for Allocations                     45
               7.11        Benefits to Minors and Incompetents            46

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ARTICLE                                                                 PAGE
     VIII      DISTRIBUTION OF BENEFITS                                   46

               8.1         Time of Payment of Benefits                     46
               8.2         Method of Payment                               49
               8.3         Property Distributed                            49
               8.4         Valuation of Company Stock and
                              Other Investments Accounts                   50
               8.5         Minimum Required Distributions                  51
               8.6         Dividends                                       51
               8.7         Distributions Under Qualified Domestic
                              Relations Orders                             52
               8.8         Direct Rollovers                                53

       IX      VOTING COMPANY STOCK                                        54

               9.1         Voting Company Stock                            54
               9.2         Tender Offers                                   55

        X      DIVERSIFICATION OF INVESTMENT IN COMPANY STOCK              56

               10.1        Election by Qualified Participant               56
               10.2        Method of Directing Investment                  56
               10.3        Investment Options                              56

       XI      FUNDING AND PLAN ADMINISTRATION                             57

               11.1        Funding Policy                                  57
               11.2        Fiduciaries                                     58
               11.3        Company                                         58
               11.4        Trustee                                         59
               11.5        Benefits Committee                              59
               11.6        Claims Procedures                               60
               11.7        Records                                         62
               11.8        Disclosures to Participants                     62
               11.9        No Liability                                    63
               11.10       Indemnity of Committee Members                  63
               11.11       Company Direction of Investment                 63
               11.12       Amendment to Vesting Schedule                   64
               11.13       Discretionary Powers and Authority of the
                              Company and Committee                        64

      XII      AMENDMENT AND TERMINATION OF THE PLAN                       65

               12.1        Amendment of the Plan                           65
               12.2        Termination of the Plan                         66
               12.3        Limitation on Amendment or Termination          66

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ARTICLE                                                                 PAGE

     XIII      MISCELLANEOUS                                              67

               13.1        Governing Law                                  67
               13.2        Headings and Gender                            67
               13.3        Administration Expenses                        67
               13.4        Participants' Rights; Acquittance              67
               13.5        Spendthrift Clause                             67
               13.6        Merger, Consolidation or Transfer              67
               13.7        Counterparts                                   68
               13.8        Mistake of Fact                                68
               13.9        No Enlargement of Employment Rights            69
               13.10       No Guarantee                                   69
               13.11       Federal and State Securities Law Compliance    69
               13.12       Prudent Man Rule                               69
               13.13       Limitations on Liability                       70

      XIV      ADOPTION OF THE PLAN                                       70

               SIGNATURES                                                 71

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                                 MONROE BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN


                                    ARTICLE I

                               PURPOSE OF THE PLAN

         The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of the Company, to provide participating Employees with an opportunity to accumulate capital for their future economic security, to furnish additional security to participating Employees who become Totally and Permanently Disabled, and to enable participating Employees to acquire stock ownership interests in the Company. Consequently, Company contributions to the Plan will be invested primarily in Company Stock.

         The Plan is designed to assist the Company in meeting some of its corporate finance objectives. Accordingly, it may be used to accomplish the following objectives:

         (1) To provide an entity which may purchase Company Stock from time to time in the existing market for such stock or directly from the Company; and, if such stock is purchased directly from the Company, to provide the Company with additional capital;

         (2) To provide participating Employees with beneficial ownership of Company Stock, substantially in proportion to their relative Compensation, without requiring any cash outlay, any reduction in pay or other benefits, or the surrender of any other rights on the part of Employees; and

         (3) To receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans (or credit) secured primarily by a commitment by the Company to make (subject to the limitations in Sections 7.5 and 7.6) Company contributions to the Trust in amounts sufficient to enable principal and interest on such loans to be repaid.

         The Plan, originally effective as of January 1, 1985, constitutes a continuation and complete restatement, generally effective January 1, 1991, and on such other dates as provided herein and as may be provided by applicable law, shall continue to constitute an employee stock ownership plan as described in
Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA and a stock bonus plan intended to be qualified under Section 401(a) of the Code. All assets acquired under this Plan as a result of Company contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan. The applicable provisions of this amended and restated Plan shall apply to an employee whose employment is terminated on or after the 1st day of January, 1991 or such later date as provided herein or by applicable law with respect to certain provisions of the Plan. The rights and benefits, if any, of an employee whose employment terminated before such date(s) shall be determined in accordance with the provisions of the Plan that were in effect on the date that such employment was terminated; provided, however, that if full distribution of such an employee's accounts did not occur prior to January 1, 1991, or such later date as may otherwise apply, then the provisions of this amended and restated Plan shall apply.

                                   ARTICLE II

                                   DEFINITIONS

         Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

         2.1 "Adjusted Balance" means the balance in a Participant's account or accounts under the Plan, as adjusted in accordance with Sections 7.7 through
7.10 and by distributions made pursuant to Article VIII as of the applicable Valuation Date.

         2.2 "Adjustment Factor" means the cost of living adjustment factor described by the Secretary of the Treasury under Section 415(d) of the Code, as applied to such items and in such manner as the Secretary of the Treasury shall provide.

         2.3 "Annual Additions" means the sum of the Company contributions, voluntary contributions and forfeitures credited or debited to a Participant's accounts for the Limitation Year under all Defined Contribution Plans maintained by the Company. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Company shall be treated as Annual Additions to a Defined Contribution Plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, and taxable years ending after such date, which are attributable to post- retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Company, are treated as Annual Additions to a Defined Contribution Plan, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount, as defined in Section 2.28. The preceding provisions of this Section 2.3 shall be effective for Plan Years commencing after December 31, 1986.

         For the purposes of this Section 2.3 and Section 2.28, compensation shall mean Compensation as defined in Section 2.13, disregarding elective contributions and any exclusions from compensation.

         2.4 "Beneficiary" means the surviving spouse of a Participant, or, if such Participant has no surviving spouse or if the Participant's spouse has made a Qualified Consent to the selection of a different beneficiary, any person designated by a Participant to receive such benefits as may become payable hereunder after the death of such Participant. For purposes of this Section 2.4, a Qualified Consent means a consent by the Participant's spouse which consent acknowledges the effect of the designation and has been executed by such spouse in writing and witnessed by a member of the Committee or a notary public. A Qualified Consent must either designate a beneficiary and a form of benefits or expressly permit designations by the Participant without further consent by the spouse. Any consent necessary under this Section 2.4 will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior consent may be made at any time by such spouse. A Qualified Consent need not be furnished by a Participant if the Participant establishes to the satisfaction of the Committee that no consent is required because (i) there is no spouse, (ii) the spouse cannot be located, (iii) the Participant is legally separated or the spouse has abandoned the Participant as evidenced by a court order to such effect, or (iv) the spouse is legally incompetent to give consent (in which case the legal guardian of the spouse may give consent even if the Participant is the legal guardian), or because of other circumstances which may be prescribed by the Code or Treasury Regulations. The Qualified Consent provisions of this Section 2.4 shall apply to a former spouse of the Participant, to the extent required by a qualified domestic relations order.

         2.5 "Board" means the Board of Directors of the Company.

         2.6 "Break in Service" means a computation period, as specified in
Section 2.37, during which a Participant is not credited with more than five hundred (500) Hours of Service. Solely for purposes of determining whether a Break in Service, as defined in this Section 2.6, for participation and vesting purposes, has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this Section 2.6, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Section 2.6 shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period. The total number of Hours of Service required to be treated as completed for any computation period shall not exceed five hundred one (501) Hours of Service.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Section of the Code shall include that Section and any comparable Section or Sections of any future legislation that amends, supplements or supersedes said Section.

         2.8 "Committee" means the Benefits Committee described in
Section 11.5.

         2.9 "Company" means Monroe Bancorp, an Indiana corporation, and wherever required by the context of this Plan, an Affiliated Company, which, by action of its board of directors, adopts this Plan subject to the acceptance of such participation by the Board, and any successor to one or more of such entities if such successor shall adopt and continue the Plan by appropriate corporate action. All employees of: (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with the Company; (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; (iii) any member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code and the Treasury Regulations promulgated thereunder, shall be treated as employed by the Company only for purposes of determining the definitions of Compensation, Employee and leased employee under Sections 2.13 and 2.18, respectively; determining Breaks in Service under Section 2.6, crediting Hours of Service under Section 2.23; determining Service under Section 2.37; applying the top-heavy rules under Section 2.38; determining eligibility to participate under Section 3.1 (unless such employees are specifically excluded from coverage under the Plan by the Board); determining the limitations on allocations to Participants' accounts under Article VII; and determination of Vesting Service under Sections 2.38, and 7.7. In addition, the entities and any other organization described in (i) through (iv), above shall constitute an Affiliated Company.
Notwithstanding anything to the contrary contained in this Section 2.9, no provision of this Section 2.9 shall be construed or interpreted to require the Company to make a Company contribution under the Plan for any individual who is not an Employee.

         2.10 "Company Contribution Account" means the Company Stock and other assets held by the Trustee for the Plan derived from Company contributions to the Trust. The Company Contribution Account shall consist of the Company Stock Contribution Account and the Company Other Investments Contribution Account to which contributions to the Plan and earnings thereon shall be allocated in accordance with the provisions of Articles IV through VII.

         2.11 "Company Stock" means any qualifying employer security within the meaning of Section 4975(e)(8) of the Code and Section 407(d)(1) of ERISA and Treasury and Department of Labor Regulations promulgated thereunder.

         2.12 "Company Stock Account" means an account of a Participant which is credited with his allocable share of Company Stock purchased and paid for by the Trust or contributed to the Trust.

         2.13 "Compensation" means a Participant's wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) paid during a Plan Year for personal services actually rendered in the course of employment with the Company as reported for federal income tax purposes on IRS Form W-2. Compensation shall include (i) elective contributions to the Plan or any other plan maintained by the Company on the Employee's behalf; (ii) compensation deferred under an eligible deferred compensation plan within the meaning of Section 457(b) (relating to deferred compensation plans maintained by state and local governments and tax-exempt organizations); and (iii) employee contributions (under governmental plans) described in Section 414(h)(2) of the Code that are picked up by the employing unit and thus are treated as company contributions. "Elective contributions" are amounts excludable from the Employee's gross income under Section 402(a)(8) of the Code (relating to an arrangement under Section 401(k)), Section 402(h) of the Code (relating to a simplified employee pension plan), Section 125 of the Code (relating to a cafeteria plan) or Section 403(b) of the Code (relating to a tax-sheltered annuity). Effective January 1, 1994, Compensation shall not include any salary reduction contributions under the Monroe Bancorp Executives' Deferred Compensation Plan. Effective July 1, 1994, Compensation shall exclude all amounts paid to Participants during a Plan Year under the "Quality Award Program" sponsored by the Company.

         Any reference in this Plan to Compensation is a reference to the definition in this Section 2.13, unless the Plan reference specifies a modification to this definition. The Committee will take into account only Compensation actually paid during the Plan Year.

         For any Plan Year beginning after December 31, 1988, the Committee shall take into account for all purposes under the Plan (including without limitation contributions and allocations for a Plan Year) only the first Two Hundred Thousand Dollars ($200,000), as adjusted by the Adjustment Factor, of any Participant's Compensation. For this purpose, any increase in the Two Hundred Thousand Dollar ($200,000) limit due to the application of the Adjustment Factor shall only apply to Compensation taken into account for the Plan Year of such increase and subsequent years and shall not apply to Compensation for prior Plan Years in determining a Participant's allocations under or contributions to the Plan on behalf of such Participant. The Two Hundred Thousand Dollar ($200,000) Compensation limitation applies to the combined Compensation of the Participant and of any Family Member aggregated with the Employee under Section 2.22 and who is either (i) the Employee's spouse or (ii) the Employee's lineal descendant under the age of nineteen (19). If such Compensation limitation applies to the combined Compensation of the Participant and one or more Family Members, the Committee will apply the contribution and allocation provisions of Articles III and IV by prorating such limitation among the affected individuals in proportion to each such individual's Compensation determined prior to application of this limitation.

         Effective for Plan Years commencing after December 31, 1993, the amount of "$200,000", wherever it appears in the preceding paragraphs, shall be replaced by the amount of "$150,000". Provided, further, for purposes of applying the Adjustment Factor to the $150,000 amount, the base period under
Section 415(d)(1)(A) of the Code shall be the calendar quarter commencing October 1, 1994.

         For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in
Section 415(c)(3)(A) of the Code, unless the Company elects to use an alternate nondiscriminatory definition, in accordance with the requirements of Section 414(s) of the Code and the Treasury Regulations promulgated thereunder. The Company may elect to include all elective contributions made by the Company on behalf of Participants. The Company's election to include elective contributions must be consistent and uniform with respect to all Participants and all plans of the Company for any particular Plan Year. The Company may make this election to include elective contributions for nondiscrimination testing purposes, irrespective of whether this Section 1.13 includes elective contributions in the general Compensation definition applicable to the Plan.

         2.14 "Debt" means any borrowing obligation incurred by the Trustee that is not a Loan.

         2.15 "Defined Benefit Plan" means a plan which is established and qualified under Section 401 or Section 404 of the Code, except to the extent it is, or is treated as, a Defined Contribution Plan.

         2.16 "Defined Contribution Plan" means a plan which is established and qualified under Section 401 or Section 403 of the Code, which provides for an individual account for each participant therein and for benefits based solely on the amount contributed to each participant's account and any income and expenses or gains or losses (both realized and unrealized) which may be allocated to such accounts.

         2.17 "Effective Date" of the Plan, as completely amended and restated, means January 1, 1991, unless otherwise specified herein or required by applicable law.

         2.18 "Employee" means

         (a) Any individual who is employed as an employee (whether on a full-time, part-time, regular, temporary or other basis) by the Company.

         (b) An individual (who otherwise is not an Employee of the Company) who, pursuant to a leasing agreement between the Company and any other person ("leasing organization"), has performed services for the Company (or for the Company and any persons related to the Company within the meaning of Section 414(n)(6) of the
                   Code) on a substantially full-time basis for at least one (1) year and to perform services historically performed by employees in the Employer's business field. If a leased employee is treated as an Employee by reason of this Section 2.18, Compensation shall include compensation from the leasing organization which is attributable to services performed for the Company and contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided for the Company.

                   (i) The Plan does not treat a leased employee as an Employee if the leasing organization covers the Employee in a safe harbor plan and prior to application of this safe harbor plan exception, twenty percent (20%) or less of the Company's Employees other than highly compensated employees, as defined in Section 414(q) of the Code, are leased employees. For this purpose, a "safe harbor plan" is a money purchase pension plan which provides immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least ten percent (10%) of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation as defined in Section 415(c)(3) of the Code plus amounts contributed pursuant to a salary redirection agreement which are excludable from the Employee's gross income under Sections 125 (relating to a cafeteria plan), 402(a)(8) (relating to an arrangement under Section 401(k)), 402(h) (relating to a simplified employee pension plan) or 403(b) (relating to a tax sheltered annuity) of the Code.

                   (ii) The Committee shall apply this Section 2.18 in a manner consistent with Sections 414(n) and 414(o) of the Code and the Treasury Regulations promulgated thereunder. The Committee shall reduce a leased employee's allocation of Company contributions under this Plan by the leased employee's allocation under the leasing organization's plan, but only to the extent that the allocation is attributable to the leased employee's service provided to the Company. The leasing organization's plan must be a money purchase pension plan which would satisfy the definition of a safe harbor plan under paragraph
                             (i).

         2.19 "Employment Commencement Date" means the date on which an Employee is first credited with an Hour of Service under the Plan.

         2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. References to a Section of ERISA shall include that Section and any comparable Section or Sections of any future legislation that amends, supplements or supersedes said section.

         2.21 "Fiduciary" means the Company, the Trustee, the Committee and any individual, corporation, firm or other entity which assumes responsibility of the Company, the Trustee or the Committee respecting management of the Plan or the disposition of its assets.

         2.22 "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding twelve (12) month period:

         (a) Is a more than five percent (5%) owner of the Company (applying the constructive ownership rules of Section 318 of the Code and applying the principles of Section 318 of the Code for an unincorporated entity);

         (b) Has Compensation in excess of Seventy-Five Thousand Dollars ($75,000), as adjusted by the Adjustment Factor;

         (c) Has Compensation in excess of Fifty Thousand Dollars ($50,000), as adjusted by the Adjustment Factor and is part of the top-paid twenty percent (20%) group of employees (based on Compensation for the relevant year);

         (d) Has Compensation in excess of fifty percent (50%) of the dollar amount prescribed in Section 415(b)(1)(A) of the Code (relating to Defined Benefit Plans) and is an officer of the Company.

         If the Employee satisfies the definition in subsection (b), (c) or (d) in the Plan Year but not during the preceding twelve (12) month period and does not satisfy subsection (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the one hundred (100) most highly compensated Employees for the Plan Year. For purposes of subsection (d), no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers. If no Employee satisfies the Compensation requirement in subsection (d) for the relevant year, the Committee will treat the highest paid officer as satisfying subsection (d) for that year. For purposes of determining the number of officers taken into account under subsection (d), Employees described in Section 414(q)(8) of the Code shall be excluded.

         For purposes of this Section 2.22, "Compensation" means Compensation as defined in Section 415(c)(3)(A) of the Code except any exclusions from Compensation and Compensation shall include (i) elective deferrals under an arrangement described in Section 401(k) of the Code or under a simplified employee pension plan maintained by the Company and (ii) amounts paid by the Company which are not currently includable in the Employee's gross income because of Section 125 (cafeteria plans) or 403(b) (tax-sheltered annuities) of the Code. The Committee shall make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid twenty percent (20%) group, the top one hundred (100) paid Employees, the number of officers includable in subsection (d) and the relevant Compensation, consistent with Section 414(q) of the Code and Treasury Regulations promulgated thereunder. The Company may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury Regulations. A calendar year election must apply to all plans and arrangements of the Company. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury Regulations, the Committee will not treat as a separate Employee a Family Member of a Highly Compensated Employee described in subsection (a) of this Section 2.22, or a Family Member of one of the ten
(10) Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all Family Members as a single Highly Compensated Employee. This aggregation rule applies to a Family Member even if that Family Member is a Highly Compensated Employee without family aggregation. For purposes of this Section 2.22 and Section 2.13, Family Member means, with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

         The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury Regulations) prior to the Plan Year, performs no Service for the Company during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his fifty-fifth (55th) birthday.

         The preceding provisions of this Section 2.22 shall be effective for Plan Years commencing after December 31, 1986.

         2.23 "Hour of Service" means:

         (a) Each Hour of Service for which the Company, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Committee shall credit Hours of Service under this subsection (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

         (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Company has agreed or for which the Employee has received an award. The Committee shall credit Hours of Service under this subsection (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

         (c) Each Hour of Service for which the Company, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Committee will credit no more than five hundred and one (501) Hours of Service under this subsection (c) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Committee shall credit Hours of Service under this subsection (c) in accordance with the rules of subparagraphs (b) and (c) of Section 2530.200b-2 of Department of Labor Regulations, which the Plan, by this reference, specifically incorporates in full within this subsection (c).

         The Committee shall not credit an Hour of Service under more than one of the above subsections. A computation period for purposes of this Section 2.23 is the Plan Year, Year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Committee is measuring an Employee's Hours of Service. The Committee will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

         The Committee shall credit every Employee with Hours of Service on the basis of the "actual" method. For purposes of the Plan, the "actual" method means the determination of Hours of Service from records of hours worked and hours for which the Company makes payment or for which payment is due from the Company.

         Nothing in this Section 2.23 shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. The nature and extent of any credit for Hours of Service under this Section 2.23 shall be determined under such law.

           2.24 "Inactive Participant" means any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

           2.25 "Key Employee" means an Employee or former Employee (including the Beneficiaries of such Employees) who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

           (a) An Employee or former Employee (and the beneficiaries of such Employee) who was an officer of the Company and such individual's annual compensation exceeded fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code;

           (b) One (1) of the ten (10) Employees having annual compensation from the Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) one (1) of the ten
                     (10) largest interests in the Company if such Employee's compensation exceeds one hundred percent (100%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code;

           (c) A five percent (5%) owner of the Company, as described in Section 416(i)(1)(B)(i) of the Code; or

           (d)       A one percent (1%) owner of the Company, as described in
                     Section 416(i)(1)(B)(ii) of the Code, having an annual compensation from the Company of more than One Hundred Fifty Thousand Dollars ($150,000.00).

           For purposes of this Section 2.25, compensation means compensation as defined in Section 415(c)(1)(A) of the Code, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 402(a)(8) of the Code (relating to an arrangement under Section 401(k)), Section 402(h) of the Code (relating to a simplified employee pension) or Section 403(b) of the Code (relating to a tax-sheltered annuity).

           For purposes of subsection (a), no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For purposes of subsection (b), if two (2) Employees have the same interest in the Company the Employee having greater annual compensation from the Company shall be treated as having a larger interest. Such term shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For purposes of determining the number of officers taken into account under subsection (a), Employees described in Section 418(q)(8) of the Code shall be excluded. As used herein, "Employer" means the Company and any Affiliated Company.

           2.26 "Limitation Year" means the Plan Year, unless the Board specifies another twelve (12) consecutive month period through adoption of appropriate resolutions in which case the new Limitation Year must begin on a date within the Limitation Year for which the Company makes the amendment, creating a short Limitation Year.

           2.27 "Loan" means any loan, extension of credit or purchase money transaction, as described in Section 4975(d)(1) of the Code and Treasury Regulation Section 54.4975-7(b)(1)(ii), to the Trustee made or guaranteed by a disqualified person (within the meaning of Section 4975(e)(2) of the Code), including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of the Trustee, an unsecured guarantee or the use of assets of a disqualified person (within the meaning of Section 4975(e)(2) of the Code) as collateral for a loan.

           2.28 "Maximum Permissible Amount" means the lesser of: (i) Thirty Thousand Dollars ($30,000) (or if greater, one-fourth (1/4) of the defined benefit dollar limitation prescribed by Section 415(b)(1)(A) of the Code as in effect for the Limitation Year) or (ii) twenty-five percent (25%) of the Participant's compensation as defined in Section 415(c)(3) of the Code. The compensation limitation referred to in (ii) of the preceding sentence shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after Separation from Service which is otherwise treated as an Annual Addition or any amount otherwise treated as an Annual Addition under Section 415(l)(2) of the Code.

           If there is a short Limitation Year because of a change therein, the Committee will multiply the Thirty-Thousand Dollar ($30,000) (as adjusted) limitation by the following fraction:

                    Number of months in short Limitation Year
                                       12

           The preceding provisions of this Section 2.28 shall be effective for Plan Years commencing after December 31, 1986.

           2.29 "Non-Highly Compensated Employee" means an Employee of the Company who is neither a Highly Compensated Employee nor a Family Member.

           2.30 "Other Investments Account" means an account of a Participant which is credited with his share of the net income (or loss) of the Trust and Company contributions and forfeitures in other than Company Stock, and which is debited with payments made to pay for Company Stock.

           2.31 "Participant" means an Employee who becomes a Participant under the provisions of Section 3.1 of the Plan.

           2.32 "Plan" means the Monroe Bancorp Employee Stock Ownership
Plan.

           2.33 "Plan Year" means the twelve (12) month period beginning on January 1 and each anniversary thereof.

           2.34 "Qualified Participant" means a Participant who has both attained age fifty-five (55) and who has completed at least ten (10) years of participation in the Plan.

           2.35 "Qualified Election Period" means the six (6) Plan Year period commencing with the Plan Year during which the Participant attains age fifty-five (55) and ends with the fifth (5th) succeeding Plan Year. Provided, however, if a Participant has not completed ten (10) years of participation in the Plan by the end of the Plan Year in which the Participant attains age fifty-five (55), the Qualified Election Period shall begin with the Plan Year in which the Participant completes ten (10) years of participation in the Plan and ends with the fifth (5th) succeeding Plan Year.

           The preceding provisions of Sections 2.34 and Section 2.35; shall be effective with respect to Company Stock acquired by the Plan after December 31, 1986.

           2.36 "Related Plan" means any other Defined Contribution Plan maintained by the Company or by an Affiliated Company.

           2.37 "Service", except as it may be disregarded under the provisions of Articles III or VII, means the following:

           (a) "Eligibility Service" means the years which are credited to an Employee for the purpose of determining eligibility for participation under the Plan, as described in Section 3.1.

           (b) "Vesting Service" means the years which are credited to a Participant for the purpose of determining his vested percentage in his Company Stock and Other Investments Accounts and eligibility for various benefits under the Plan, as described in Articles VII and VIII.

           (c) "Separation from Service" means a separation from employment with the Employer.

           For purposes of determining an Employee's eligibility to participate under the Plan and for determining his nonforfeitable right to his Company Stock and Other Investments Accounts, years of Service and Breaks in Service (as defined in Section 2.6) shall initially be based on the period beginning on the Employee's Employment Commencement Date and thereafter shall be based on each Plan Year (which includes the first anniversary of the Employee's Employment Commencement Date) beginning after the Employee's Employment Commencement Date.

           2.38 "Top Heavy Provisions" The following provisions shall become effective in any Plan Year in which the Plan is determined to be a Top Heavy Plan.

           (a) Determination of Top Heavy. The Plan will be considered a Top-Heavy Plan for the Plan Year if (1) as of the last day of the preceding Plan Year (the "Determination Date"), the sum of the present value, determined on the Determination Date, of the accounts under the Plan (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date) of Participants who are Key Employees exceed sixty percent (60%) of the sum of the present value, determined on the Determination Date, of the accounts under the Plan
                     (but not including any allocations to be made as of such last day of the Plan Year except contributions actually made on or before that date) of all Participants (the "60% Test"); or (2) the Plan is part of a Required Aggregation Group and the Required Aggregation Group is Top-Heavy. However, and notwithstanding the results of the sixty percent (60%) Test, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group which is not top-heavy. For the first Plan Year that the Plan is in effect, the determination of whether the Plan is Top-Heavy shall be made as of the last day of such Plan Year and, in applying the Top-Heavy determination for such first Plan Year, the accounts of all Participants shall be deemed to include any contributions made thereto after the Determination Date that are allocated as of a date in such first Plan Year. The Top-Heavy ratio shall be computed in accordance with
                     Section 416(g) of the Code and the Treasury Regulations promulgated thereunder.

                   (i) If the Company maintains another Defined Benefit Plan or Defined Contribution Plan (including a simplified employee pension plan), or maintained another such plan which is now terminated, this Plan is Top-Heavy only if it is part of the Required Aggregation Group, and the Top Heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds sixty percent (60%). The Committee will calculate the Top Heavy ratio taking into account all plans within the Required Aggregation Group. To the extent the Committee must take into account distributions to a Participant, the Committee shall include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Committee will calculate the present value of accrued benefits under Defined Benefit Plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Section 416 of the Code and the Treasury Regulations promulgated thereunder. If a Participant in a Defined Benefit Plan is a non-key Employee, the Committee will determine his accrued benefit under the accrual method, if any, which is applicable uniformly to all Defined Benefit Plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in
                               Section 411(b)(1)(C) of the Code. To calculate the present value of benefits under a Defined Benefit Plan, the Committee will use the actuarial assumptions (interest and mortality only) prescribed by the Defined Benefit Plan(s) to value benefits for top heavy purposes. If an aggregated plan does not have a Valuation Date coinciding with the Determination Date, the Committee must value the accrued benefits in the aggregated plan as of the most recent Valuation Date falling within the twelve (12) month period ending on the Determination Date except as
                               Section 416 of the Code and applicable Treasury Regulations require for the first (1st) and second (2nd) plan year of a Defined Benefit Plan. The Committee will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

                   (ii) In determining whether or not the Plan is a Top-Heavy Plan, the account balances and accrued benefits of a Participant who has not performed Service for the Company during the five (5) year period ending on the Determination Date shall be disregarded.

                   (iii) For purposes of this Section 2.38, "Required Aggregation Group" shall mean: (A) each plan of the Company in which a Key Employee is a Participant and (B) each other plan of the Company which enables any plan described in (A) to meet the requirements of Section 401(a)(4) or 410 of the Code. Required Aggregation Group shall also include each terminated plan of the Company if such plan was maintained within the last five (5) years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of a Required Aggregation Group for such Plan Year. "Permissive Aggregation Group" shall mean the Required Aggregation Group combined with any other plan maintained by the Company, providing the resulting combination group would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code once such other plan was taken into account. The Committee shall determine which plan or plans maintained by the Company shall be taken into account in determining the Permissive Aggregation Group.

         (b) For any Plan Year during which the Plan is deemed to constitute a Top-Heavy Plan, the Company contributions for such Plan Year shall be allocated as follows:

                   (i) Each Participant as of the Determination Date and who is not a participant in another plan maintained by the Company qualified under Section 401(a) of the Code shall receive a minimum "Contribution" equal to the lesser of: (i) three percent (3%) of the Participant's compensation (within the meaning of Section 415 of the Code) for the Plan Year, or (ii) the highest percentage of compensation (within the meaning of Section 415 of the Code) contributed on behalf of a Key Employee. Such Contribution shall be made on behalf of all Participants who are Employees and who have not incurred a Separation from Service at the end of the Plan Year in which the Contribution shall be made. Participants who have become Participants but who subsequently failed to complete one thousand (1,000) Hours of Service at the end of the Plan Year shall be considered as employees covered by the Plan for purposes of this paragraph (i). For purposes of this paragraph (i), "Contribution" shall include (A) Company contributions and forfeitures, and shall, effective for Plan Years before January 1, 1989, include salary reduction contributions under
                             Section 401(k) of the Code (and shall exclude such contributions for plan Years commencing after December 31, 1988; (B) amounts paid by the Company to provide social security benefits; and (C) qualified nonelective contributions described in
                             Section 401(m)(4)(C) of the Code.  Such
                             contribution (to the extent required to be nonforfeitable under subsection (c)) shall not be forfeitable under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

             (ii) If Employees of the Company are covered under a Defined Benefit Plan maintained by the Company and both this Plan and the Defined Benefit Plan are Top-Heavy Plans in any Plan Year, all non-key Employees covered by both the Defined Benefit Plan and this Plan shall receive, for all such Plan Years, the minimum benefit prescribed by this Plan. If Employees of the Company are covered by another Defined Contribution Plan maintained by the Company and both this Plan and the other Defined Contribution Plan are Top-Heavy Plans in any Plan Year, all non-key Employees covered by both the other Defined Contribution Plan and this Plan shall receive, for all such Plan Years, the minimum benefit prescribed by this Plan.

                             Provided, however, such other Defined Contribution Plan shall meet the top-heavy vesting requirement.

         (c) Notwithstanding the provisions of Section 7.7, for any Plan Year in which the Plan is a Top-Heavy Plan, such Participant's vested percentage in his Company Stock and Other Investment Accounts shall not be less than the percentage determined in accordance with the following table:

                      Years of           Vested           Forfeited
                   Vesting Service     Percentage         Percentage

                        0-3                 0%               100%
                     3 or more            100%                 0%


                     (i) Subject to the provisions of Section 7.7, if the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the above vesting schedule shall continue to apply, at the option of the affected Participant, in determining the vested percentage of any Participant who had at least six (6) years of Vesting Service as of the last day in the last Plan Year in which the Plan was a Top-Heavy Plan. For all other Participants, said vesting schedule shall continue to apply only to their Company Stock and Other Investments Accounts as of such last day of the Plan Year.

                     (ii)        Notwithstanding the provisions of subsection
                                 (c) and paragraph (i) above, subsection (c) shall not apply to the account balance of any Employee who does not have at least one (1) Hour of Service after the Plan has initially become Top-Heavy and such Employee's vested account balance shall be determined without regard to subsection (c).

                     The provisions of this subsection (c) shall be applicable for Plan Years commencing on and after January 1, 1989.

         (d)         For any Plan Year in which the Plan is a Top-Heavy Plan,
                     Section 7.6 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a Defined Benefit Plan prior to the first day of the Plan Year in which this provision becomes applicable.

         (e) For purposes of this Section 2.38, a non-key Employee is any Employee who is not a Key Employee.

         2.39 "Total and Permanent Disability" (or Totally and Permanently Disabled) means a disability as determined for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with such Act. Disability for purposes of the Plan shall not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable. The Committee may require subsequent proof of continued Disability, prior to the Participant's sixty-fifth (65th) birthday, at intervals of not less than six (6) months. A minimal level of earnings in restricted activity during any period of disability shall not disqualify a Participant from receiving disability benefits for such period if the disabled Participant receives disability benefits under the Social Security Act for the same period.

         2.40 "Total Distribution" means a distribution to a Participant or Beneficiary, within one (1) taxable year of the recipient, of the entire balance to the credit of the Participant's accounts under the Plan.

         2.41 "Trust" or "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan.

         2.42 "Trust Agreement" means the agreement entered into between the Company and the Trustee pursuant to Section 11.4.

         2.43 "Trustee" means such individual(s) or financial institution as shall be designated in the Trust Agreement to hold in trust any assets of the Plan for the purpose of providing benefits under the Plan, and shall include any successor to the Trustee designated thereunder.

         2.44 "Valuation Date" means the last day of December of each Plan Year, as of which date the Trust Fund shall be valued at fair market value. The Committee may from time to time value the Trust Fund as of any other date or dates as it deems desirable in its discretion.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Eligibility and Participation

         (a)       Conditions of Eligibility.

                   Each Employee who was a Participant as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

                   Any Employee who has completed one (1) year of Eligibility Service and has attained the age of twenty-one (21) shall be eligible to become a Participant effective as of the date specified in subsection (b).

         (b)       Date of Participation.

                   Each Employee shall become a Participant on the first Plan Entry Date coincident with or next following the date on which the Employee satisfies the requirements of subsection
                   (a). The Plan Entry Dates shall fall on January 1 and July 1 of each Plan Year.

                   For purposes of this Section 3.1, a year of Eligibility Service shall initially be based on the period of twelve (12) consecutive months following the Employee's Employment Commencement Date during which the Employee is credited with at least one thousand (1,000) Hours of Service and thereafter shall be based on each Plan Year (which includes the first anniversary of the Employee's Employment Commencement Date) beginning after the Employee's Employment Commencement Date during which the Employee is credited with at least one thousand (1,000) Hours of Service.

         (c) Participation in the Plan shall continue until terminated following retirement, Total and Permanent Disability, death or other Separation from Service with the Company, except as otherwise provided in Section 7.7.

         (d) Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company, shall not be eligible to participate in the Plan. Provided, however, in the event an employee described in the preceding sentence ceases to be covered by such a collective bargaining agreement, then such Employee shall become a Participant on the first Plan Entry Date, as defined in
                   Section 3.1(b), coinciding with or immediately following the date such Employee ceases to be covered by such collective bargaining agreement, after which such Employee satisfies the eligibility requirements specified in Section 3.1(a). For purposes of this subsection (d), in determining such Employee's Eligibility Service, his years of Eligibility Service commencing on his Employment Commencement Date shall be credited to him.

         (e) Self-employed individuals shall not be eligible to participate in this Plan.

         (f) In the case of a Participant who does not have a nonforfeitable right to his account balance derived from Company contributions, years of Eligibility Service before a period of consecutive one-year Breaks in Service will not be taken into account in computing Eligibility Service if the number of consecutive one-year Breaks in Service in such period equals or exceeds the greater of five (5) or the aggregate number of years of Eligibility Service. Such aggregate number of years of Eligibility Service will not include any years of Eligibility Service disregarded under the preceding sentence by reason of prior Breaks in Service.

         (g) An Inactive Participant who did not have a nonforfeitable right to any portion of his Individual Account balance derived from Company contributions at the time of Separation from Service will be considered a new Employee, for eligibility purposes, if the number of consecutive one year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of years of Eligibility Service before such Breaks in Service. If such Inactive Participant's years of Eligibility Service before Separation from Service may not be disregarded pursuant to the preceding sentence, such Inactive Participant shall participate immediately upon reemployment.

         3.2 Plan Binding. Upon becoming a Participant, a Participant shall be bound then and thereafter by the terms of this Plan and the Trust Agreement, including all amendments to the Plan and the Trust Agreement made in the manner herein authorized.

         3.3 Reemployment. A terminated Employee who is reemployed by the Company shall become a Participant in accordance with whichever of subsection (a) or (b) is applicable.

         (a) A terminated Participant who later resumes his employment with the Company shall again become a Participant on his reemployment date.

         (b) An Employee who terminated employment with the Company prior to becoming a Participant pursuant to Section 3.1, and who later resumes his employment with the Company shall become a Participant on the latter of (i) his reemployment date, provided he has met the eligibility requirements contained in Section 3.1, or
                   (ii) the date he would have become a Participant had he not terminated employment.

         3.4 Beneficiary Designation. Subject to the provisions of Section 2.4, upon commencing participation, each Participant shall designate a Beneficiary on forms furnished by the Committee. Such Participant may then from time to time change his designated Beneficiary by written notice to the Committee and, upon such change, the rights of all previously designated Beneficiaries to receive any benefits under this Plan shall cease. If, at the time of a Participant's death while benefits are still outstanding, his named Beneficiary does not survive him, the benefits shall be paid to his named contingent Beneficiary. If a deceased Participant is not survived by either a named Beneficiary or contingent Beneficiary (or if no Beneficiary was effectively named), his benefit shall be paid in a single sum to the person or persons in the first of the following classes of successive preference beneficiaries then surviving: the Participant's (a) widow or widower, (b) children, (c) grandchildren, (d) parents, (e) brothers and sisters, (f) executors and administrators. If a Beneficiary or contingent Beneficiary is living at the death of the Participant, but such person dies prior to receiving the Participant's death benefit, such death benefit shall be paid in a single sum to the estate of such deceased Beneficiary or contingent Beneficiary.

         3.5 No Credit Upon Acquisition and Recognition of Past
Service.

         (a) If the Company acquires an entity or division or other section of an entity under an arrangement whereby the acquired entity is not or ceases to be a separate entity and is merged into the Company or becomes a division, subsidiary, or an affiliate of the Company or an Affiliated Company, the Employees of the acquired entity shall be considered as new employees of the Company for purposes of eligibility and vesting on the effective date of the acquisition and shall become Participants hereunder in accordance with Section 3.1. Notwithstanding the preceding sentence, the Board of Directors of the Company may, in its sole discretion, provide for recognition of employment (including, if desired, compensation) by the acquired entity prior to the effective date of the acquisition for purposes of eligibility and/or vesting. Recognition of employment under this Section 3.5 shall be evidenced by resolution of the Board of Directors of the Company and such other documentation and records as the Committee shall specify. In the case of an individual whose employment is to be recognized under this Section 3.5, the Committee may require from the individual or the acquired entity such evidence of employment as the Committee deems reasonable and proper.

         (b) Notwithstanding the provisions of subsection (a), all service prior to the Effective Date with the Company shall be recognized for purposes of eligibility to participate under Section 3.1 and for purposes of vesting under Section 7.7, to the extent such Service would be credited under the terms of the Plan (as in effect on the Effective Date) for eligibility and vesting purposes if the Plan were in existence in such prior years.


                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1 Company Contributions.

         (a) For each Plan Year, Company contributions under the Plan, if any, may be paid to the Trust in such amounts (or under such formula) and at such times as may be determined by the Board. Company contributions under the Plan for a Plan Year may be paid during the Plan Year and shall in any event be paid not later than the due date for filing the Company's Federal income tax return for that year, including any extensions of such due date. Except as otherwise permitted under Section 404(a)(9) of the Code (concerning contributions to the Plan to repay the principal and interest on a Loan), Company contributions under the Plan for any Plan Year shall not be paid to the Trust in amounts which would exceed fifteen percent (15%) of the Compensation of all Participants entitled to share in allocations thereof for that Plan Year, including any carryover amount from previous Plan Years allowable by Section 404(a)(3)(A) of the Code. In no event shall Company contributions in any Limitation Year exceed an amount which would cause: (a) Annual Additions to the accounts of any Participant to exceed the Maximum Permissible Amount for that Limitation Year (except as provided in Sections 7.5 and 7.6); or (b) the sum of the Defined Benefit Plan fraction (as defined in Section 7.6) and the Defined Contribution Plan fraction (as defined in Section 7.6) to exceed one (1.0) for that Limitation Year.

         (b) Company contributions may be paid to the Trust in cash or in whole shares of Company Stock, as determined by the Board; provided that Company contributions shall be paid in cash in such amounts, and at such times (subject to the limitations described in Sections 7.5 and 7.6), as needed to provide the Trust with funds sufficient to pay in full when due any principal and interest payments required by a Loan incurred by the Trustee pursuant to Article VI to finance the acquisition of Company Stock, except to the extent such principal and interest payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock.

         (c) All Company contributions for a Plan Year shall be allocated to the Company Contribution Account when paid. As of the last day of each Plan Year amounts in the Company Contribution Account, including amounts contributed after such last day under subsection (a) above shall be allocated to Participants' accounts as provided in Article VII.

         (d) No Participant shall be required or permitted to make contributions to the Plan or Trust.

         4.2 Exclusive Benefit of Employees. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement for the exclusive benefit of those Employees who are Participants under the Plan, and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay reasonable expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Employees and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay reasonable administration expenses and taxes) be used for, or diverted to, purposes other than for the exclusive benefit of such Employees and their Beneficiaries. However, without regard to the provisions of this Section 4.2:

         (a) All contributions under the Plan are conditioned on initial qualification of the Plan under Section 401(a) of the Code, and if the Plan does not so qualify the Trustee shall, upon written request of the Company, return to the Company the amount of such contribution within one (1) calendar year after the date that qualification of the Plan is denied;

         (b) All contributions are conditioned upon the deductibility of the contribution under Section 404 of the Code, and, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company, return the contribution (to the extent disallowed) to the Company within one (1) year after the date the deduction is disallowed; and

         (c) If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return the contribution or such portion to the Company within one (1) year after the date of payment to the Trustee.

The Trustee shall not increase the amount of the Company contribution returnable under this Section 4.2 for any income attributable to such contribution; however, the Trustee shall decrease the Company contribution returnable by any losses allocable thereto. The Trustee may require the Company to furnish it with whatever evidence the Trustee considers reasonably necessary to enable the Trustee to confirm the amount the Company has requested to be returned as properly returnable under the applicable provisions of ERISA.


                                    ARTICLE V

                           INVESTMENT OF TRUST ASSETS

         5.1 Investments. Subject to the provisions of Article X, The Trust Fund will be invested primarily in Company Stock. The Committee may direct the Trustee to incur Debt from time to time to finance the acquisition of Company Stock by the Trust or otherwise. The Trust Fund may be used to acquire shares of Company Stock from Company shareholders (including former Participants) or from the Company. Subject to the provisions of Article X, the Trustee may also invest the Trust Fund in savings accounts, certificates of deposit, high-grade short-term securities, equity stock, bonds, or other investments desirable for the Trust, or the Trust Fund may be held in cash or such other investments as are provided in the Trust Agreement. Subject to the provisions of Article X, all investments will be made by the Trustee upon the direction of the Committee; provided, however, the Committee shall have the authority to delegate all or any part of its investment discretion under the Plan to the Trustee or to an investment manager, in a written instrument which, to be effective and binding upon the Trustee or to an investment manager, shall be accepted in writing by the Trustee or investment manager. The Committee may direct that the entire Trust Fund assets be invested and held in Company Stock.

         5.2 Purchase of Company Stock. All purchases of Company Stock by the Trust will be made at a price, or at prices, which, in the judgment of the Committee, do not exceed the fair market value of such Company Stock. The determination of fair market value of Company Stock for all purposes under the Plan shall be made by the Committee which shall consider the following criteria:

         (a) Any current and historical practices which have been consistently and uniformly utilized to value Company Stock in sales transactions between the Company and the stockholders, or among and between stockholders;

         (b) Any agreements, restrictions or limitations with respect to or imposed upon the sale or transfer of Company Stock which establish or stipulate the price at which the Company or Trust may or must purchase such stock under the provisions of the Articles of Incorporation or By-Laws of the Company, or written agreements, including, but not limited to, buy-sell or redemption agreements; provided the same or similar restrictions are applicable to substantially all of the outstanding Company Stock and are uniformly and consistently complied with;

         (c) Such other information concerning the Company and its condition and prospects, financial and otherwise, generally used in the determination of the fair market value of corporate stock of comparable public or private companies engaged in the same or similar industries, by independent investment analysts recognized as having expertise in rendering such evaluations;

         (d) Such other evaluation techniques, such as use of capitalization ratios, deemed appropriate by the Committee and executed by independent and recognized analysts having expertise in rendering such evaluations; and

         (e) Effective with respect to shares of Company Stock acquired by the Plan after December 31, 1986, if Company Stock is not readily tradable on an established securities market, with respect to activities carried on by the Plan, all valuations of Company Stock shall be made by an independent appraiser meeting requirements similar to those contained in the Treasury Regulations promulgated under Section 170(a)(1) of the Code. All such appraisals shall satisfy the requirements of the Department of Labor Regulations promulgated under Section 3(18) of ERISA. The Committee shall have the exclusive responsibility for selecting the independent appraiser.

         5.3 Suspense Account. Company Stock purchased with the proceeds of a Loan shall be held in a suspense account pending release and reallocation to other accounts as the Loan is paid. Company Stock purchased with amounts allocated to Participants' Other Investments Accounts or the Company Other Investments Contribution Account shall immediately upon purchase be credited pro rata to the corresponding Participants' Company Stock or the Company Stock Contribution Account, as the case may be.

         The Committee may direct the Trustee to sell or resell shares of Company Stock to any person, including the Company, provided that any such sales to any disqualified person, including the Company, will be made at no less than the fair market value thereof, as determined under Section 5.2, and no commission is charged with respect to such sale. Any such sale shall be made in conformance with Section 408(e) of ERISA and the Department of Labor Regulations promulgated thereunder. All sales of Company Stock (except Company Stock held in a suspense account or the Company Contribution Account) by the Trustee will be charged pro rata to the Company Stock Accounts of Participants.


                                   ARTICLE VI

                                  EXEMPT LOANS

         6.1 Loans. The Committee may direct the Trustee to obtain Loans. Any such Loan will meet all requirements necessary to constitute an "exempt loan" within the meaning of Section 4975(d)(3) of the Code and Treasury Regulation
Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of Participants and their Beneficiaries. The proceeds, if any, of any such Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Company Stock, repay the Loan, or repay any prior Loan. Any such Loan shall provide for no more than a reasonable rate of interest (as determined under Treasury Regulation Section 54.4975-7(b)(7)) and must be without recourse against the Plan. The number of years to maturity under the Loan must be definitely ascertainable at all times. The only assets of the Plan that may be given as collateral on a Loan are shares of Company Stock acquired with the proceeds of the Loan and shares of Company Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Loan. Such Company Stock so pledged shall be placed in a suspense account. No person entitled to payment under a Loan shall have recourse against Trust assets other than such collateral, contributions (other than contributions of Company Stock) that are available under the Plan to meet obligations under the Loan, and earnings attributable to such collateral and the investment of such contributions. All Company contributions paid during the Plan Year in which a Loan is made (whether before or after the date the proceeds of the Loan are received), all Company contributions paid thereafter until the Loan has been repaid in full, and all earnings from investment of such Company contributions, without regard to whether any such Company contributions and earnings have been allocated to Participants' Other Investments Accounts, shall be available to meet obligations under the Loan as such obligations accrue, or prior to the time such obligations accrue, unless otherwise provided by the Company at the time any such contribution is made. Any pledge of Company Stock must provide for the release of shares so pledged upon the payment of any portion of the Loan. The number of shares to be released will be determined in the following manner:

         (a) If the Loan provides annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of principal and interest over ten (10) years, then for each Plan Year during the duration of the Loan, the number of shares of Company Stock released from such pledge shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the principal paid for such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. To the extent that the net proceeds received by the Plan in respect of any Loan exceed the stated principal amount of the Loan, that portion of any interest payment that would be deemed to be a repayment of principal under standard loan amortization tables shall be treated as principal paid or principal to be paid, as the case may be, for purposes of the above calculation. This subsection (a) shall not be applicable to a Loan from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the Loan, the renewal period, and the duration of a new Loan exceeds ten (10) years.

         (b) If the Loan does not satisfy the conditions stated in subsection (a), then for each Plan Year during the duration of the Loan, the number of shares of Company Stock released from such pledge shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. Such years will be determined without taking into account any possible extensions or renewal periods. If interest on any Loan is variable, the interest to be paid in future years under the Loan shall be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Should a Loan initially satisfying the conditions stated in subsection (a) at some subsequent date cease to satisfy the conditions of such subsection, by reason of a renewal, extension, or refinancing of the Loan, then subsection (b) shall be applied in determining the shares released upon payment of any principal or interest after such date.

         6.2 Loan Payments.

         (a) Payments of principal and interest on any Loan during a Plan Year shall be made by the Trustee (as directed by the Committee) only from (i) Company Contributions to the Trust made to meet the Plan's obligation under a Loan (other than contributions of Company Stock) and from any earnings attributable to Company Stock held as collateral for a Loan and investments of such contributions (both received during or prior to the Plan Year); (ii) the proceeds of a subsequent Loan made to repay a prior Loan; (iii) the proceeds of the sale of any Company Stock held as collateral for a Loan; and
                   (iv) pursuant to Treasury Regulation Section
                   54.4975-11(d)(3), income from Company Stock acquired with the proceeds of a Loan which is not allocated as income of the Plan. Such contribution and earnings must be accounted for separately by the Plan until the Loan is repaid.

         (b) Company Stock released by reason of the payment of principal or interest on a Loan from amounts allocated to Participants' Other Investments Contribution Accounts or the Company Other Investments Account shall immediately upon payment be allocated as set forth in Sections 7.2 and 7.4 to the corresponding Participants' Company Stock or Company Stock Contribution Account.

         (c) The Company shall contribute to the Trust sufficient amounts to enable the Trust to pay principal and interest on any such Loans as they come due; provided, however, that no such contribution shall exceed the limitations contained in Sections 7.5 and 7.6. In the event that such contributions, by reason of the limitations in Sections 7.5 or 7.6, are insufficient to enable the Trust to pay principal and interest on such Loan as it is due, then upon the Trustee's request the Company shall:

                   (i) Make a Loan to the Trust as described in Treasury Regulation Section
                                 54.4975-7(b)(4)(iii), in sufficient amounts to meet such principal and interest payments. Such new Loan shall also meet all requirements of an "exempt loan" within the meaning of Treasury Regulation Section
                                 54.4975-7(b)(1)(iii) and shall be subordinated to the prior Loan. Company Stock released from the pledge of the prior Loan shall be pledged as collateral to secure the new Loan. Such Company Stock will be released from this new pledge and allocated to the accounts of the Participants in accordance with applicable provisions of the Plan;

                   (ii) Purchase any Company Stock pledged as collateral in an amount necessary to provide the Trustee with sufficient funds to meet the principal and interest repayments. Any such sale by the Plan shall meet the requirements of Section 408(e) of ERISA and the Department of Labor Regulations promulgated thereunder; or

                   (iii) Any combination of the foregoing. However, the Company shall not, pursuant to the provisions of this subsection, do, fail to do, or cause to be done any act or thing which would result in a disqualification of the Plan as an employee stock ownership plan under the Code.

         (d) Except as provided in Sections 6.3 and 6.4, and notwithstanding any amendment to or termination of the Plan which causes it to cease to qualify as an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, or any repayment of a Loan, no shares of Company Stock acquired with the proceeds of a Loan obtained by the Trust to purchase Company Stock may be subject to a put, call or other option, or buy-sell or similar arrangement while such shares are held by and when distributed from the Plan.

         (e) Notwithstanding any provision of the Plan to the contrary, in the event the Plan is terminated, any shares of Company Stock pledged as collateral for a Loan and held in the suspense account provided for in
                   Section 5.3 (or the proceeds of the sale of such Company Stock) shall be applied to repay the outstanding balance of the Loan. Any shares of Company Stock or cash proceeds from the sale thereof which remain in the suspense account after repayment of the Loan shall be allocated to Participants who are actively employed on the effective date of termination in the ratio that the Adjusted Balance of each eligible Participant's Company Stock and Other Investments Accounts bears to the Adjusted Balance of the Company Stock and Other Investments Accounts of all Participants entitled to share in such allocation.
                   Such ratio shall be calculated after completion of the allocations prescribed in Article VII for the Plan Year in which the effective date of the termination of the Plan occurs and the completion of any subsequent allocations in succeeding Plan Years. Such allocation(s) shall be made as of the Valuation Date(s) which coincide with or next follow the effective date of the termination.

         6.3 Right of First Refusal. Shares of Company Stock purchased with the proceeds of a Loan and distributed by the Trustee may, in the discretion of the Committee, be subject to a "right of first refusal." Such a "right" shall provide that, prior to any subsequent transfer, the shares must first be offered in writing to the Trust and then, if refused by the Trust, to the Company at a price equal to the greater of (i) the then fair market value of such shares of Company Stock, as determined by the Committee in accordance with Treasury Regulation Section 54.4975-11(d)(5), or (ii) the purchase price offered by a buyer, other than the Company or Trustee, making a good faith offer (as determined by the Committee) to purchase such shares of Company Stock. The Trust or the Company, as the case may be, may accept the offer as to part or all of the Company Stock at any time during a period not exceeding fourteen (14) days after receipt of such offer by the Trust, on terms and conditions no less favorable to the shareholder than those offered by the independent third party buyer. Any installment purchase shall be made pursuant to a note secured by the shares purchased and shall bear a reasonable rate of interest as determined by the Committee. If the offer is not accepted by the Trust, the Company, or both, then the proposed transfer may be completed within a reasonable period following the end of the fourteen (14) day period, but only upon terms and conditions no less favorable to the shareholder than the terms and conditions of the third party buyer's prior offer. Shares of Company Stock which are publicly traded within the meaning of Treasury Regulation Section 54.4975-7(b)(iv) at the time such right may otherwise be exercised shall not be subject to this "right of first refusal."

         6.4 Put Option. All shares of Company Stock acquired by the Plan shall be subject to a "put" option at the time of distribution, provided that at such time the shares are not publicly traded within the meaning of Treasury Regulation ss.54.4975-7(b)(iv) or subject to a trading restriction within the meaning of Treasury Regulation Section 54.4975(b)(10). The "put" option shall be exercisable by the Participant or his Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the Participant's or Beneficiary's death. The "put" option shall provide that for a period of sixty (60) days after such shares are distributed, the holder of the option shall have the right to cause the Company, by notifying it in writing, to purchase such shares at their fair market value, as determined by the Committee, in accordance with Treasury Regulation Section 54.4975-11(d)(5). Provided, however, that if the holder of such "put" options shall not exercise such option within such sixty (60) day period, an additional exercise period of sixty (60) days shall be available during the Plan Year following the Plan Year in which the distribution was made after the new valuation of Company Stock has been determined and communicated to the holder of the option. The Committee may give the Trustee the option to assume the rights and obligations of the Company at the time the "put" option is exercised, insofar as the repurchase of Company Stock is concerned. The period during which the "put" option is exercisable shall not include any period during which the holder is unable to exercise such "put" option because the Company is prohibited from honoring it by Federal or State law. The terms of payment for the purchase of such shares of Company Stock shall be as set forth in the "put" option and may be either in a lump sum or in installments, as determined by the Committee. An installment payment in connection with such "put" option shall:

         (a)       Be adequately secured, as determined by the Committee;

         (b) Bear a reasonable rate of interest, as determined by the Committee;

         (c)       Require equal annual payments;

         (d) If the distribution constitutes a Total Distribution, payment of the fair market value of a Participant's Company Stock Account balance shall be made in five (5) substantially equal annual payments. The first installment shall not be paid later than thirty (30) days after the Participant exercises the "put" option; and

         (e)       In all respects satisfy the requirements of
                   Section 409(h) of the Code and Treasury Regulation Sectiom 54.4975-7(b)(12).

         If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than thirty (30) days after the Participant exercises the "put" option.

         The provisions of this Section 6.4 shall apply to all shares of Company Stock acquired by the Plan.

         6.5 Continuation of Rights of Put Option. The rights set forth in
Section 6.2(d) and the "put" option provided for by Section 6.4 are nonterminable and shall continue to apply to shares of Company Stock purchased by the Trustee with the proceeds of a Loan as described herein or to shares of Company Stock distributed hereunder notwithstanding the repayment of the Loan or any amendment to, or termination of, this Plan which causes the Plan to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.


                                   ARTICLE VII

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

         7.1 Separate Accounts. Separate Company Stock and Other Investments Accounts will be established to reflect Participants' interests under the Plan. The Committee shall also establish the suspense account referred to in Section
5.3 if a Loan is incurred by the Trust. Records shall be kept by the Committee from which it can be determined the portion of each Other Investments Accounts which at any time is available to meet obligations under a Loan in accordance with Section 6.1 and the portion which is not so available.

         7.2 Company Stock. The Company Stock Account under the Plan maintained for each Participant will be credited with his allocable share, determined under
Section 7.4, of the Company Stock (including fractional shares) purchased and paid for by the Trustee or contributed in kind to the Trust, with forfeitures of Company Stock and with any stock dividends on Company Stock (i) allocated to his Company Stock Account and (ii) which constitute a portion of his allocable share of Trust income (or loss). Company Stock acquired by the Trust with the proceeds of a Loan obtained pursuant to Article VI shall be allocated to the Company Stock Accounts of Participants according to the method set forth in Section 7.4, as the Company Stock is released from suspense account as provided for in
Section 6.1.

         7.3 Other Investments. The Other Investments Account under the Plan maintained for each Participant will be credited (or debited) with its allocable share, as determined under Section 7.9, of the net income (or loss) of the Trust, with Company Contributions which have not been used to make principal and interest payments on a Loan or other Debt or to purchase Company Stock, and with forfeitures in other than Company Stock. Each Other Investments Account will be debited for its share of any cash payments for the acquisition of Company Stock for the benefit of Company Stock Accounts and for any repayment of principal or interest on any Loan or other Debt chargeable to Participants' Company Stock Accounts; provided that only the portion of each Other Investments Account which is available to meet obligations under Loans shall be used to pay principal or interest on a Loan.

         7.4 Allocations of Company Contributions and Forfeitures.

         (a) The Company Stock and other investments held in the Company Contribution Account under the Plan, and forfeitures incurred under the Plan for each Plan Year, shall be allocated after the allocation of the net income (or loss) of the Trust for the Plan Year, as provided in Section 7.9, as of the last day of such Plan Year (even though receipt of the Company contributions by the Trustee may take place after the close of such Plan Year) among the Company Stock and Other Investments Accounts of all Participants who, during the course of such Plan Year: (i) (except as otherwise provided in Section 2.38) completed at least one thousand (1,000) Hours of Service and were employed on the last day of the Plan Year; (ii) retired on or after attaining Normal Retirement Age; (iii) died; or
                   (iv) became Totally and Permanently Disabled. Such allocation shall be allocated in the proportion that the Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. Provided, however, effective for Plan Years commencing on and after January 1, 1994, for purposes of this Section 7.4, in the case of a Participant who enters the Plan on other than the first day of the Plan Year, such Participant's Compensation shall include only that Compensation paid to the Participant on and after becoming a Participant.

                   Notwithstanding the preceding provisions of this Section 7.4, in no event shall an allocation be made to the account of any Participant, for any Limitation Year, which would cause: (i) Annual Additions to the accounts of such Participant to exceed the Maximum Permissible Amount for that Year (except as permitted in Sections 7.5 and 7.6); or (ii) the sum of the Defined Benefit Plan fraction and Defined Contribution Plan fraction (as such terms are defined in Section 7.6) to exceed one (1.0) for such Participant for that Limitation Year.

         (b) Effective with respect to sales of Company Stock to the Plan after October 22, 1986, no portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which
                   Section 1042 of the Code applies may accrue (or may be allocated directly or indirectly under any other plan of the Company which meets the requirements of Section 401(a) of the Code) (i) during the nonallocation period, for the benefit of (A) any taxpayer who makes an election under Section 1042(a) of the Code with respect to Company Stock or (B) any individual who is related to the taxpayer (within the meaning of Section 267(b) of the Code); or (ii) for the benefit of any other person who owns (after the application of Section 318(a) of the Code without regard to the employee trust exception in paragraph
                   (2)(B)(i) of Section 318) more than twenty-five percent (25%) of (A) any class of outstanding stock of the Company or of any corporation which is a member of the same controlled group of corporations with the Company (within the meaning of Section 409(l)(4) of the Code) or (B) the total value of any class of outstanding stock of the Company or any such corporation.

                   (i)       For purposes of this subsection (b),

                             (A) The term "nonallocation period" means the period beginning on the date of the sale of Company Stock to the Plan and ending on the later of the date which is ten (10) years after the effective date of such sale or the date of the allocation of Company Stock under Section 7.4 attributable to the final payment of the Loan incurred in connection with such sale.

                             (B) A person shall not be treated as a more than twenty-five percent (25%) shareholder if such person does not own, under the provisions of
                             Section 318 of the Code specified in subsection
                             (b)(ii), at any time during the one (1) year period ending on the date of the sale of Company Stock to the Plan or on the effective date of the allocation of Company Stock to the Company Stock Accounts of Participants under the Plan, more than twenty-five percent (25%) of the stock described in subsection
                             (b)(ii)(A) and (B).

                   (ii) The provisions of subsection (b) regarding the nonallocation of Company Stock to certain individuals who are related to a taxpayer who makes an election under Section 1042(a) of the Code with respect to Company Stock, shall not apply to an individual if:

                             (A) such individual is a lineal decedent of the taxpayer; and

                             (B) the aggregate fair market value, determined under Section 5.2, of Company Stock allocated under the Plan to the Company Stock Accounts of all such lineal descendants during the nonallocation period, does not exceed more than five percent (5%) of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Section 267(c)(4) of the Code) in a transaction to which
                             Section 1042 of the Code applied.

             (iii) Notwithstanding the foregoing provisions of this subsection
                   (b), the nonallocation provisions of this subsection (b) shall not apply to Company Stock that is acquired by the Trustee directly from the Company in conjunction with or separately from a sale to the Plan by an individual shareholder of the Company or the executor of the estate of such a shareholder to which Section 1042 applies.

         7.5 Maximum Allocations.

         (a) Except as provided in subsection (b), the allocations to the accounts of any Participant in any Limitation Year shall be limited so that the Participant's Annual Additions for such Year do not exceed the Maximum Permissible Amount.

         (b) Notwithstanding the provisions of subsection (a), if no more than one-third (1/3) of the Company contributions for a Limitation Year which are deductible as principal or interest payments on a Loan pursuant to the provisions of Section 404(a)(9) of the Code, are allocated to Highly Compensated Employees, then the limitations imposed by subsection (a) shall not apply to:

                   (i) Forfeitures of Company Stock under the Plan if the Company Stock was acquired with the proceeds of a Loan; or

                   (ii) Company contributions which are deductible as interest payments on a Loan under Section 404(a)(9)(B) of the Code and charged against a Participant's account.

         (c) If the foregoing limitation on allocations would be exceeded in any Limitation Year for any Participant as a result of the allocation of forfeitures under the Plan, reasonable error in estimating a Participant's Compensation, or under such other limited facts and circumstances which the Commissioner of the Internal
                   Revenue Service, pursuant to Treasury Regulation
                   Section 1.415-6(b)(6), finds justify the availability of this subsection (c), the following corrective adjustments shall be made:

                   (i) The excess amounts in the Participant's Company Stock and Other Investments Accounts shall be reduced, first by reducing the Participant's Other Investments Account and second, if necessary, by reducing the Participant's Company Stock Account, to insure compliance with subsection (a) by reducing Company contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if the Participant is covered by the Plan and entitled to an allocation hereunder in accordance with Section 7.4.

                   (ii) If the Participant is not entitled to share in the allocation of Company contributions as of the end of the Limitation Year, then the excess amount shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all remaining Participants in the Plan who are entitled to an allocation of Company contributions. The excess amount held in such suspense account shall be (A) allocated and reallocated (subject to the limits of this Article VII) before any Annual Additions may be made to the Plan for the Limitation Year and (B) used to reduce Company contributions for that Limitation Year (and any succeeding Limitation Years, as necessary) for all remaining Participants entitled to receive an allocation of such Company contribution. No excess amount or any portion thereof may be distributed to Participants, Inactive Participants or their Beneficiaries.

                   (iii) As used in this subsection (c), "excess amount" means the excess of a Participant's Annual Additions for a Limitation Year over the amounts prescribed in subsections (a) and (b).

         (d) Upon termination of the Plan, any amounts in a Limitation Account at the time of such termination shall revert to the Company.

         7.6 Limitations on Participants Who Participate in More
Than One Plan.

         (a) Notwithstanding the provisions of Section 7.5, the otherwise permissible Annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code, which imposes the following additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan maintained by the Company:

                   (i) If an individual is a Participant at any time in both a Defined Benefit Plan and Defined Contribution Plan maintained by the Company, the sum of the Defined Benefit Plan fraction and the Defined Contribution Plan fraction for any Limitation Year may not exceed one (1.0) if the sum of the Defined Benefit Plan fraction and the Defined Contribution Plan fraction for any Limitation Year exceeds one (1.0), the numerator of the Defined Contribution Plan fraction shall be reduced in order that the sum of the Defined Contribution Plan fraction and the Defined Benefit Plan fraction do not exceed one (1.0).

                   (ii) The Defined Benefit Plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Limitation Year) and the denominator of which is the lesser of 1.25 multiplied by Ninety Thousand Dollars ($90,000) or such greater amount permitted by Treasury Regulations to reflect cost-of-living adjustments; or 1.4 multiplied by one hundred percent (100%) of the Participant's average monthly compensation, as defined in Treasury Regulation Section 1.415-2(d)(1)(i) during the three (3) consecutive years when the total compensation paid to him was highest. The Defined Contribution Plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts in such Limitation Year and for all prior Plan Years and the denominator of which is the sum of the applicable maximum amounts of Annual Additions which could have been made under Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment (assuming for this purpose, that said Section 415(c) had been in effect during such prior years). The applicable maximum amount for any Limitation Year shall be equal to the lesser of 1.25 multiplied by the dollar limitation in effect for such Limitation Year under Section 415(c)(1)(A) of the Code; or
                               1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for such Plan Year.

                   (iii) If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1989, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan fraction and the Defined Contribution Plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year.

         (b)       For purposes of the limitation provided for by this
                   Section 7.6, all Defined Benefit Plans of the Company, whether or not terminated, are to be treated as one Defined Benefit Plan and all Defined Contribution Plans of the Company, whether or not terminated, are to be treated as one Defined Contribution Plan. The extent to which Annual Additions under the Plan shall be reduced as compared with the extent to which the annual benefit under any Defined Benefit Plan shall be reduced in order to achieve compliance with the limitations of
                   Section 415 of the Code shall be determined by the Committee in such a manner so as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Committee shall advise affected Participants of any additional limitation on their annual benefits required by this
                   Section 7.6.

         (c) The above limitations are intended to comply with the provisions of Section 415 of the Code so that the maximum benefits provided by plans of the Company shall be exactly equal to the maximum amounts allowed under
                   Section 415 of the Code and Treasury Regulations thereunder. If there is any discrepancy between the provisions of this Section 7.6 and the provisions of
                   Section 415 of the Code and Treasury Regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of
                   Section 415 of the Code.

         7.7 Vesting.

         (a)       Vesting on Termination of Service.   A Participant
                   shall be one hundred percent (100%) vested in the Adjusted Balance of his Company Stock and Other Investments Accounts as follows: (i) upon attaining Normal Retirement Age (age 65); (ii) upon the Committee's determination that the Participant is Totally and Permanently Disabled and (iii) upon the death of the Participant while still employed. Should a Participant's Separation from Service occur under any circumstances other than those set forth in (i), (ii) or (iii), his vested interest in his Company Stock And Other Investments Accounts shall be determined based on his completed years of Vesting Service as follows:

                      Years of               Vested           Forfeited
                   Vesting Service         Percentage         Percentage

                        0-5                     0%               100%
                     5 or more                100%                 0%

                   The provisions of this subsection (a) shall be applicable to Plan Years commencing on and after January 1, 1989.

         (b) Breaks in Service. In the case of a Participant who has five (5) or more consecutive one (1) year Breaks in Service, all Service after such Breaks in Service shall be disregarded for the purpose of vesting the Participant's Company Stock and Other Investments Accounts attributable to Company contributions that accrued before such Breaks in Service. Such Participant's pre-break Service will count in vesting his post-break Company Stock and Other Investments Accounts under the Plan only if either:

                   (i) Such Participant has any nonforfeitable interest in his Company Stock and Other Investments Accounts under the Plan at the time of Separation from Service; or

                   (ii) Upon returning to Service, the number of consecutive one-year Breaks in Service is less than the number of Years of Vesting Service.

                   Separate accounts will be maintained for the Participant's pre-break and post-break account balances. Both accounts will share in allocations under Sections 7.8 and 7.9.

                   Upon Separation from Service of such a Participant, he shall be entitled to the vested interest in his Company Stock and Other Investments Accounts under the Plan, based upon his completed years of Vesting Service. The nonvested portion, if any, shall be forfeited and reallocated to the Company Stock and Other Investments Accounts of all other Participants, as provided in subsections (b) through (g).

         (c) Application of Forfeitures to Company Stock Account. The amount of any forfeiture hereunder shall first be deducted from the Participant's Other Investments Account. If forfeiture of the Participant's Other Investments Account is not sufficient to reduce the fair market value of the vested portion of the Adjusted Balances of his accounts to the percentage of the total value of his accounts determined under this Section 7.7, the remainder of the forfeiture shall be deducted from the Participant's Company Stock Account. If a Participant's Company Stock Account includes more than one class of Company Stock, the forfeiture shall consist of the same proportion of each class of stock. All forfeitures shall be applied in the manner described in subsections (c) through (g).

         (d) Cash-Out Distributions to Partially-Vested Participants/Restoration of Forfeited Accrued Benefits. If, pursuant to Article VIII, a partially-vested Participant receives a cash-out distribution before he incurs a forfeiture break in service (as defined in subsection (f), the cash-out distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Company Stock and Other Investments Accounts. A partially vested Participant is a Participant whose nonforfeitable percentage of his Company Stock and Other Investments Accounts determined under Section 7.7 (or Section 2.38, whichever is applicable) is less than one hundred percent (100%). A cash-out distribution is a distribution of the entire present value of the Participant's nonforfeitable balance in his Company Stock and Other Investments Accounts.

                   (i) Restoration and Conditions Upon Restoration. A partially-vested Participant who is re-employed after receiving a cash-out distribution of the nonforfeitable percentage of his Company Stock and Other Investments Accounts may repay to the Trustee the amount of the cash-out distribution, unless the Participant no longer has a right to restoration under the requirements of this subsection (c). If a partially-vested Participant makes the cash-out distribution repayment, the Committee, subject to the conditions of this subsection (c), shall restore his Company Stock and Other Investments Accounts to the same dollar amount as the dollar amount of his Company Stock and Other Investments Accounts on the last day of the Plan Year, or other applicable Valuation Date, immediately preceding the date of the cash-out distribution, unadjusted for any adjustments for earnings and losses occurring subsequent to such last day of the Plan Year or other Valuation Date. Restoration of the Participant's Company Stock and Other Investments Accounts shall include restoration of all Section 411(d)(6) protected benefits with respect to that Company Stock and Other Investments Accounts, in accordance with applicable Treasury Regulations. The Committee shall not restore a re-employed Participant's Company Stock and Other Investments Accounts under this subsection (c) if:

                               (A) Five (5) years have elapsed since the Participant's first re-employment date with the Company following the cash-out distribution; or

                               (B) The Participant incurred a forfeiture break in service (as defined in subsection (f)). This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the forfeiture break in service and that forfeiture break in service would result in a complete forfeiture of the amount the Committee otherwise would restore.

                   (ii) Time and Method of Restoration. If neither of the two conditions specified in subsection (c)(i) preventing restoration of the Participant's Company Stock and Other Investments Accounts applies, the Committee will restore the Participant's Company Stock and Other Investments Account as of the last day of the Plan Year coincident with or immediately following the repayment. To restore the Participant's Company Stock and Other Investments Accounts, the Committee, to the extent necessary, shall allocate to the Participant's Company Stock and Other Investments Accounts:

                               (A)        First, the amount, if any, of
                                          forfeitures the Committee would
                                          otherwise allocate under Section 7.4.

                               (B) Second, the amount, if any, of the adjustments for earnings or losses for the Plan Year; and

                               (C) Third, the Company's contribution for the Plan Year, to the extent made under a discretionary formula.

                                          To the extent the amounts described in
                                          paragraphs (A), (B) and (C) are
                                          insufficient to enable the Committee
                                          to make the required restoration, the
                                          Company shall contribute, without
                                          regard to any requirement or condition
                                          of Article VI, the additional amount
                                          necessary to enable the Committee to
                                          make the required restoration. If, for
                                          a particular Plan Year, the Committee
                                          must restore the Company Stock and
                                          Other Investments Accounts of more
                                          than one re-employed Participant, then
                                          the Committee will make the
                                          restoration allocation(s) to each such
                                          Participant's Company Stock and Other
                                          Investments Accounts in the same
                                          proportion that a Participant's
                                          restored amount for the Plan Year
                                          bears to the restored amount for the
                                          Plan Year of all re-employed
                                          Participants. The Committee shall not
                                          take into account the allocation under
                                          this Section 7.7 in applying the
                                          limitation on allocations under
                                          Sections 7.5 and 7.6.

                   (iii) Zero Percent (0%) Vested Participant. The deemed cash-out rule applies to a zero percent (0%) vested Participant. A zero percent (0%) vested Participant is a Participant whose Company Stock and Other Investments Accounts are entirely forfeitable at the time of his Separation from Service. Under the deemed cash-out rule, the Committee shall treat the zero percent (0%) vested Participant as having received a cash-out distribution on the date of the Participant's Separation from Service or, if the Participant's Company Stock and Other Investments Accounts are entitled to an allocation of Company contributions for the Plan Year in which he incurs a Separation from Service, on the last day of that Plan Year. For purposes of applying the restoration provisions of this Section 7.7 the Committee shall treat the zero percent (0%) vested Participant as repaying his cash-out "distribution" on the first date of his re-employment with the Company.

         (e) Segregated Account for Repaid Amount. Until the Committee restores the Participant's Company Stock and Other Investments Accounts, as provided in subsection
                   (c), the Trustee will invest the cash-out amount the Participant has repaid in a segregated account maintained solely for that Participant. To the extent the segregated account includes assets other than Company Stock, the Trustee shall invest the amount in the Participant's segregated account in federally insured interest bearing savings accounts(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Fund on the date the Committee restores the Participant's Company Stock and Other Investments Accounts, the Participant's segregated account remains a part of the Fund, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Committee will direct the Trustee to repay to the Participant as soon as administratively practicable the full amount of the Participant's segregated account if the Committee determines either of the conditions of subsection (c) prevent restoration as of the applicable Valuation Date, notwithstanding the Participant's repayment.

         (f)       Year of Service - Vesting. Except as otherwise provided in
                   Section 2.37, regarding a Participant's initial vesting computation period, for purposes of vesting under Sections
                   2.38 and 7.7, a Year of Service means any Plan Year during which an Employee completes not less than one thousand (1,000) Hours of Service.

         (g) Included Years of Service - Vesting. For the sole purpose of determining a Participant's nonforfeitable percentage of his Company Stock and Other Investments Accounts attributable to Company contributions which accrued for his benefit prior to a forfeiture break in service, the Plan disregards any year of Service after the Participant first incurs a forfeiture break in service. The Participant incurs a forfeiture break in service when he incurs five (5) consecutive one-year Breaks in Service.

         (h) Forfeiture Occurs. A Participant's forfeiture, if any, of the portion of his Company Stock and Other
                   Investments Accounts attributable to Company contributions shall occur under the Plan on the earlier of:

                   (i) The last day of the Plan Year in which the Participant first incurs a forfeiture break in service; or

                   (ii)      The date the Participant receives a cash-out
                                  distribution.

         7.8 Allocation of Dividends. All cash dividends on Company Stock held by the Plan shall constitute Trust income and shall be allocated in accordance with the provisions of Section 7.9 except to the extent cash dividends on Company Stock acquired with the proceeds of a Loan are used to pay principal or interest on a Loan as provided by Treasury Regulation ss.54.4975-11(d)(3) or are distributed to Participants in accordance with the provisions of Section 8.6. Dividends on Company Stock allocated to a Participant's Company Stock Account may be utilized to pay principal or interest on a Loan so long as such Account receives an allocation of Company Stock with a fair market value, as determined under Section 5.2, that is not less than the amount of the dividend that would have been allocated to the Participant's Other Investments Account but for the use of the dividends to make the payment on the Loan. Such allocation of Company Stock must be made for the Plan Year in which the dividends would otherwise have been allocated to the Participant's Other Investments Account.

         7.9 Net Income (or Loss) of the Trust. The net income (or loss) of the Trust for each Plan Year will be determined as of each Valuation Date. Prior to the allocations of Company contributions and forfeitures for the Plan Year, each Participant's share of the net income (or loss), other than stock dividends on Company Stock, will be allocated to his Other Investments Account in the ratio which the Adjusted Balance of all of the Participant's accounts on the preceding Anniversary Date (reduced by the amount of any distribution from such accounts) bears to the sum of such balances for all Participants as of that date. The net income (or loss) of the Trust includes (i) the increase (or decrease) in the fair market value of the Trust Fund (other than Company Stock), (ii) interest income, and (iii) except as provided in Section 7.8, dividends and other income (or loss) attributable to the Trust Fund since the preceding Valuation Date. Net income (or loss) of the Trust shall not include (i) Company contributions, (ii) forfeitures, or (iii) any gains or losses upon sales or exchanges of unallocated Company Stock. Net income (or loss) attributable to any Limitation Account established under Section 7.5 shall be allocated to the Other Investments Accounts of Participants in the manner set forth in the second sentence of this Section, and the Limitation Account shall not share in the allocation of net income (or loss) of the Trust under this Section 7.9.

         The provisions of Section 7.9 shall be applicable to Plan Years commencing on and after January 1, 1989.

         7.10 Accounting for Allocations. The Committee shall adopt accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' accounts provided for in this Article VII. Except as provided in Treasury Regulation Section 54.4975-11(d), Company Stock acquired by the Plan shall be accounted for as provided under Treasury Regulation ss.1.402(a)-1(b), allocations of Company Stock shall be made separately for each class of stock, and the Committee shall maintain adequate records of the cost basis of all shares of Company Stock allocated to each Participant's Rollover and Company Stock Accounts. From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Section. Valuations of Trust Assets shall be made at fair market value, as described in Section 5.2.

         7.11 Benefits to Minors and Incompetents.

         (a) Minors. In case any person entitled to receive payment under the Plan shall be a minor, the Committee, in its discretion, may dispose of such amount in any one or more of the following ways:

                   (i)         By payment thereof directly to such minor;

                   (ii)        By application thereof for the benefit of such
                                    minor; or

                   (iii) By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.

         (b) Incompetents. In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by duly qualified committee or other legal representative), such payments may be made to the spouse, son, daughter, parent, brother, sister, or other person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.


                                  ARTICLE VIII
                            DISTRIBUTION OF BENEFITS

         8.1 Time of Payment of Benefits. The Committee shall direct the Trustee to commence distribution of the nonforfeitable portion of the Participant's Company Stock and Other Investments Accounts in accordance with the provisions of this Section 8.1. A Participant must consent, in writing, to any distribution required under this Section 8.1 if the present value of the nonforfeitable portion of the Participant's Company Stock and Other Investments Accounts, at the time of the distribution to the Participant, exceeds Three Thousand Five Hundred Dollars ($3,500) and the Participant has not attained his Normal Retirement Age. A distribution date under this Article VIII, unless otherwise specified under the Plan, is on or as soon as administratively practicable following a distribution date. For purposes of the consent to distribution requirements under this Article VIII, if the present value of the nonforfeitable portion of the Participant's Company Stock and Other Investments Accounts, at the time of any distribution, exceeds Three Thousand Five Hundred Dollars ($3,500), the Committee shall treat that present value as exceeding Three Thousand Five Hundred Dollars ($3,500) for purposes of all subsequent distributions to the Participant. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)(11)(c) of the Treasury Regulations is given, provided that:

                   (i) The Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and


                   (ii) The Participant, after receiving the notice, affirmatively elects a distribution.

         (a) Termination of Employment For a Reason Other Than Death, Permanent and Total Disability or Retirement. In the case of a Participant who terminates employment with the Company for a reason other than death, Total and Permanent Disability or retirement on or after attaining his Normal Retirement Age, the Committee shall direct the Trustee to commence distribution of the Participant's Company Stock and Other Investments Accounts as follows:

                   (i) Participant's Nonforfeitable Company Stock and Other Investments Accounts do not Exceed $3,500. In a single sum on the first distribution date provided in Section 8.4, but in no event later than the sixtieth (60th) day following the close of the Plan Year in which the Participant attains his Normal Retirement Age. If the Participant has attained his Normal Retirement Age when his Separation from Service occurs, the distribution under this paragraph will occur no later than the sixtieth (60th) day following the close of the Plan Year in which the Participant's Separation from Service occurs.

                   (ii) Participant's Nonforfeitable Company Stock and Other Investments Accounts Exceed $3,500. Unless a later distribution date is elected by the Participant, on the first distribution date provided in Section 8.4. In the absence of an election by the Participant, the Committee will direct the Trustee to distribute the nonforfeitable portion of the Participant's Company Stock and Other Investments Accounts in a single sum on the sixtieth (60th) day following the close of the Plan Year in which the latest of the following events occurs: (A) the Participant attains his Normal Retirement Age or (B) the Participant incurs a Separation from Service.

             (iii) Total and Permanent Disability. If the Participant incurs a
                   Separation from Service because of Total and Permanent Disability, in a single sum, on the first distribution date provided in Section 8.4, subject to the notice and consent requirements of this Article VIII and to the applicable mandatory commencement dates described in paragraph (i) or
                   (ii).

         (b) Required Beginning Date. If any distribution date described under subsection (a), either by Plan provision or by Participant election (or nonelection), is later than the Participant's required beginning date (as defined below), the Committee instead shall direct the Trustee to make distribution under this Section 8.1 on the Participant's required beginning date. A Participant's required beginning date is the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70-1/2).

                   However, if the Participant, prior to incurring a Separation from Service, attained age seventy and one-half (70-1/2) by January 1, 1988, and for the five (5) Plan Year period ending in the calendar year in which he attained age seventy and one-half (70-1/2) and for all subsequent years, the Participant was not a more than five percent (5%) owner, the required beginning date shall be the April 1 following the close of the calendar year in which the Participant incurs a Separation from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than five percent (5%) owner. Furthermore, if a Participant attains age seventy and one-half (70-1/2) during 1988, the Participant does not incur a Separation from Service prior to January 1, 1989, and for the five (5) Plan Year period ending in 1988, the Participant was not a more than five percent (5%) owner, his required beginning date is April 1, 1990. A mandatory distribution at the Participant's required beginning date will be in a single sum.

         (c) Death of the Participant. The amount of the death benefit under this Plan shall be the Adjusted Balance of the Participant's Company Stock and Other Investments Accounts at the time of the Participant's death. The Committee shall direct the Trustee to pay the deceased Participant's Company Stock and Other Investments Accounts at the time elected by his designated Beneficiary. In the absence of an election, the Committee shall direct the Trustee to distribute the Participant's Company Stock and Other Investments Accounts in a single sum on the first distribution date provided in Section 8.4 or, if later, the first distribution date following the date the Committee receives notification of or otherwise confirms the Participant's death.

If all or any portion of the Participant's Company Stock and Other Investments Accounts is payable to his surviving spouse, the surviving spouse may elect to receive distribution at any time this Article VIII would permit a Participant to receive a distribution.

         8.2 Method of Payment. A Participant, Inactive Participant or Beneficiary will receive all distributions by payment in a single sum.

         8.3 Property Distributed. Distribution of the vested portion of the Adjusted Balance of a Participant's Company Stock and Other Investments Accounts will be made in whole shares of Company Stock or in cash in the following manner: at least thirty (30) but not more than ninety (90) days prior to the date specified by the Committee for distribution, the Participant or Beneficiary entitled to such distribution will be notified in writing by the Committee of his right to demand that all or any part of the distribution be made in whole shares of Company Stock, except for cash in lieu of fractional shares. The Participant or Beneficiary, as the case may be, may, within fifteen (15) days following the date of the Committee's notification of such right, notify the Committee in writing of his demand that all or a specified portion of the distribution be made in whole shares of Company Stock. If the Participant or Beneficiary, as the case may be, exercises such right of demand, the balance in the Participant's Other Investments Account, to the extent necessary to comply with such demand, will be used to acquire whole shares of Company Stock for distribution at the then fair market value (as determined by the Committee as set forth in Section 5.2), with the value of fractional shares distributed in cash. In the absence of the timely exercise of such right as set forth above, or if the Participant demands that less than all of such distribution be made in whole shares of Company Stock, distribution of the vested portion of the Adjusted Balance of a Participant's accounts, or the portion thereof not demanded in whole shares of Company Stock, will be made in whole shares of Company Stock or in cash or partially in shares of Company Stock and partially in cash, as determined by the Committee. Notwithstanding the foregoing provisions of this Section 8.3, a Participant shall not have the right to specify his benefit be distributed in the form of Company Stock to the extent the Participant has diversified the investment of his or her Company Stock Account in assets other than Company Stock under Article X.

           8.4 Valuation of Company Stock and Other Investments Accounts. Subject to the mandatory distribution provisions of Section 8.1, valuation of the Participant's Company Stock and Other Investments Accounts for purposes of determining the amount to be distributed shall be made as follows:

           (a) Termination of Employment for a Reason Other Than Death, Total and Permanent Disability or Retirement. In the case of a Participant who terminates employment with the Company for any reason other than death, Total and Permanent Disability or retirement on or after attaining Normal Retirement Age, the Participant's Company Stock and Other Investments Accounts shall be valued as of the Valuation Date coinciding with or immediately following the date of the Participant's termination of employment, and such Company Stock and Other Investments Accounts shall be entitled to share in the allocation of any adjustments, in the manner prescribed in Article VII, attributable to the Participant's Company Stock and Other Investments Accounts for the Plan Year in which such Separation from Service occurs.

           (b) Termination of Employment Due to Death, Total and Permanent Disability or Retirement. In the case of a Participant who terminates employment with the Company due to death, Total and Permanent Disability or retirement upon or after attaining his Normal Retirement Age, the Participant's Company Stock and Other Investments Accounts shall be valued as of the Valuation Date coinciding with or immediately following the date of the Participant's termination of employment, and such Company Stock and Other Investments Accounts shall be entitled to share in the allocation of Company contributions and any adjustments, in the manner prescribed in Article VII, attributable to the Participant's Company Stock and Other Investments Accounts for the Plan Year in which such Separation from Service occurs.

           8.5 Minimum Required Distributions. Notwithstanding any provision of this Plan to the contrary, unless a Participant otherwise elects, the payment of benefits under the Plan to the Participant shall not commence later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (i) the Participant attains Normal Retirement Age, (ii) the tenth anniversary of the year in which the Participant commenced participation under the Plan, or (iii) the Participant terminates employment with the Company.

           8.6 Dividends. As determined by the Committee, in its sole discretion, cash dividends received by the Trustee on Company Stock held by the Plan may be utilized in one or more of the following ways:

           (a) Distributed to Participants (and former Participants or Beneficiaries who have not received a distribution of the Adjusted Balance of their Accounts and who are entitled to receive an allocation of Trust income in accordance with the provisions of Sections 7.8 and 7.9 and this Article VIII) in a nondiscriminatory manner who are or were one hundred percent (100%) vested in the Adjusted Balance of their Company Stock and Other Investments Accounts on the record date for payment of the dividend, provided that (A) any current payment determined by the Committee to be paid to such Participants in cash must be made during the taxable year and paid directly to Participants or paid to the Plan and distributed in cash by the Plan to the Participants not later than ninety (90) days after the close of the Plan Year in which the dividends are paid and (B) payments under this Section 8.7 shall only be made pursuant to a written election made by an eligible Participant on forms furnished by the Committee which provide that one hundred percent (100%) of the amount of the dividends allocable to the Company Stock in the Participants Company Stock Account determined to be distributed will be received by the Participant and no portion of such Participant's allocable share of such dividends will be allocated to his Other Investments Account. An election by a Participant to receive less than one hundred percent (100%) of his allocable share of dividends or the failure by a Participant to make an election hereunder will be treated by the Committee as an election to have one hundred percent (100%) of such dividends allocated to his Other Investments Account. In the case of a Participant who is not one hundred percent (100%) vested in the Adjusted Balance of his Company Stock and Other Investments Accounts on the record date for payment of the dividend, such Participant's allocable share of the dividends shall automatically be allocated to his Other Investments Account. Any payment of cash dividends to Participants on shares of Company Stock shall be accounted for as if the Participant or former Participant receiving such dividends was the direct owner of such shares of Company Stock and such payment shall not be treated as a distribution under the Plan.

           (b) Utilized to pay principal or interest on a Loan. Effective for cash dividends paid after October 22, 1986, cash dividends on Company Stock which have been allocated to the Company Stock Accounts of Participants on the record date for such dividends may subsequently be utilized to pay principal or interest on a Loan only if the Company Stock Accounts of Participants to which such dividends would have been allocated receive an allocation of Company Stock with a fair market value, as determined in accordance with
                     Section 5.2, that is not less than the amount of the dividend that would have been allocated to such Company Stock Accounts but for the loan repayment. Such allocation to Participants' Company Stock Accounts shall be made in the Plan Year in which the dividend would otherwise have been allocated. The preceding provisions of this subsection (b) shall not apply to cash dividends on Company Stock which have not been allocated to Participants' Company Stock Accounts on or before the record date for such dividend.

           (c) Allocated to the Other Investments Accounts of Participants who are entitled, in accordance with the provisions of Sections 7.8 and 7.9 and this Article VIII, to receive an allocation of Trust income for the Plan Year in which the dividend is paid.

           8.7 Distributions Under Qualified Domestic Relations Orders. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Committee, from complying with the provisions of a qualified domestic relations order (as defined in Section 414(p) of the Code). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Section 414(p) of the Code) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age is available only if:
(a) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution and (b) if the present value of the alternate payee's benefits under the Plan exceeds Three Thousand Five Hundred Dollars ($3,500), the alternate payee consents to any distribution which occurs prior to the participant's attainment of his earliest retirement age. Nothing in this Section 8.8 shall permit a Participant to receive a distribution at a time not otherwise permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

           8.8 Direct Rollovers.

                     (a) This Section 8.5 applies to distributions from the Plan made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 8.5, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                     (b)       Definitions.

                          (i) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

                         (ii) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                               Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a Defined Benefit or Defined Contribution Plan that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                        (iii) Distributee. A distributee includes a Participant or Inactive Participant. In addition, the surviving spouse of the Participant or Inactive Participant and the Participant or Inactive Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                         (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                   ARTICLE IX

                              VOTING COMPANY STOCK

           9.1       Voting Company Stock.

           (a) A Participant, Inactive Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which voting rights of shares of the Company's common stock which is acquired by the Trust and allocated to his Company Stock Accounts are to be exercised with respect to all matters with regard to which the Company Stock is entitled to vote.

           (b) The Committee shall, at least thirty (30) days prior to each meeting of holders of Company stock, provide each Participant entitled under this subsection (a) to direct the voting of Company stock, with notice of such meeting and of those matters which at the time of the mailing of such notice are subject to direction by a Participant, as set forth in this
                     Section 9.1, and are expected to be presented at such meeting for action by holders of Company stock, together with an appropriate form with which the Participant can direct the manner of voting on such matters. If instructions on such matters are received by the Committee with respect to any Company stock at least ten (10) days prior to such meeting, the Committee shall instruct the Trustee to vote the allocated shares of Company Stock with respect to which such instructions were received in accordance with such instructions.

           (c) The Committee shall instruct the Trustee as to the manner of voting any Company stock in a Company Stock Account of a Participant with respect to such matters and as to which no such instructions have been received and (ii) Company Stock held in the suspense account provided for in Section 5.3 and in the Company Stock Contribution Account. The Committee shall direct the Trustee to vote the shares of Company Stock specified in the preceding sentence in the same proportion and in the same manner as the shares allocated to Company Stock Accounts with respect to which timely and proper instructions by Participants have been received.

           9.2 Tender Offers. If the Plan receives a written offer or offer for tenders ("Offer") to purchase Company Stock held by the Plan, the Trustee shall not sell or tender any shares of Company Stock held by the Plan unless instructed to do so by the Participants, as provided below. A Participant shall be entitled to direct the Trustee as to whether the Company Stock allocated to his Company Stock Account will be tendered or not tendered in response to the Offer.

           Upon receipt of an Offer, the Committee shall, as soon as practicable, notify Participants of the Offer and the terms and conditions thereof. Such notification may include the Company's position with respect to the Offer and an appropriate form on which Participants can direct whether or not, and the conditions, if any, upon which, the Company Stock allocated to a Participant's Company Stock Account shall be sold or tendered. If no instructions are received from a Participant within ten (10) days from the date of notification, the shares of Company Stock allocated to his Company Stock Account shall not be sold or tendered and it shall be conclusively presumed that such Participant elects not to have Company Stock allocated to his Company Stock Account sold or tendered. The Participants may also instruct the Trustee to revoke their tender and withdraw any tender previously made.


                                    ARTICLE X

                 DIVERSIFICATION OF INVESTMENT IN COMPANY STOCK

           The provisions of this Article X shall apply to all shares of Company stock acquired by the Plan. Provided, however, the provisions of this Article X shall not apply to the extent the Adjusted Balance of a Participant's Company Stock Account as of the Valuation Date immediately preceding any year during the Qualified Election Period does not exceed Five Hundred Dollars ($500).

           10.1 Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the Committee as to the investment of a portion of the Participant's Company Stock Account within ninety (90) days after the last day of each Plan Year during the Participant's Qualified Election Period. Such election may be modified, revoked or superceded by a new election at any time during such ninety (90) day election period. The portion of a Qualified Participant's Company Stock Account subject to such diversification election in each of the years during such Qualified Election Period, other than the last year of such period, shall be equal to:

           (a) Twenty-five percent (25%) of the total number of whole shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to the Qualified Participant's Company Stock Account and which are subject to this election; less

           (b) The number of whole shares of Company Stock previously distributed, transferred or diversified pursuant to this
                     Section 10.1. With respect to the last year of the Qualified Election Period, "fifty percent (50%)" shall be substituted for "twenty-five percent (25%)" in determining the amount subject to the diversification election.

           10.2 Method of Directing Investment. A Qualified Participant's direction shall be provided to the Committee in writing, shall be effective no later than one hundred eighty (180) days after the close of the Plan Year in which the direction applies and shall specify which, if any, of the options set forth in Section 10.3 the Qualified Participant elects.

           10.3      Investment Options.

           (a) At the election of a Qualified Participant, the Plan shall distribute the portion of the Participant's Company Stock Account that is covered by the election within ninety (90) days after the last day of the period during which the election can be made. Such distribution shall be subject to the requirements of
                     Section 6.4, concerning put options, as would otherwise apply to a distribution of Company Stock from the Plan. Such distribution shall also be made in accordance with the provisions of Section 8.3, concerning the Committee's ability to direct that the Participant receive his distribution in the form of cash. This subsection (a) shall apply notwithstanding any other provisions of the Plan other than such provisions as require the consent of the Participant to a distribution of the Adjusted Balance of the Participant's vested accounts under the Plan in excess of Three Thousand Five Hundred Dollars ($3,500). If the Participant does not provide his consent to the distribution in a manner which satisfies the requirements of Section 8.1, such amount shall be retained in the Plan.

           (b) In lieu of distribution under subsection (a), a Qualified Participant who has the right to receive a distribution under subsection (a) may direct the Plan to transfer the portion of the Participant's Company Stock Account that is covered by the election to another qualified plan of the Company which accepts such transfers, provided that such plan permits Employee-directed investment and does not invest in Company Stock to a substantial degree. Such transfers shall be made no later than ninety (90) days after the last day of the period during which the election can be made.


                                   ARTICLE XI

                         FUNDING AND PLAN ADMINISTRATION

           11.1 Funding Policy. The funding policy for the Plan shall be determined by the Company from time to time as required by ERISA. The Company shall also establish investment guidelines for the Plan which are consistent with the objectives of the Plan and the requirements of ERISA. At least annually the Company shall review such investment guidelines. The Committee shall make a written record of all actions taken with respect to establishing and reviewing such investment guidelines. The Committee shall from time to time determine the cash requirements of the Plan and communicate the same to the Trustee or investment manager. The Trustee or investment manager shall make investments consistent with the investment guidelines and the cash requirements of the Plan, as advised by the Committee.

           11.2      Fiduciaries.

           (a) Each Fiduciary who is allocated specific duties or responsibilities under the Plan or any Fiduciary who assumes such a position with the Plan shall discharge his duties solely in the interest of the Participants, Inactive Participants and Beneficiaries and for the exclusive purpose of providing such benefits as stipulated herein to such Participants, Inactive Participants and Beneficiaries, or defraying reasonable expenses of administering the Plan. Each Fiduciary, in carrying out such duties and responsibilities, shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority or duties.

           (b) A Fiduciary may serve in more than one Fiduciary capacity and may employ one or more persons to render advice with regard to his Fiduciary responsibilities. If the Fiduciary is serving as such without compensation, all expenses reasonably incurred by such Fiduciary shall be reimbursed by the Company or, at the Committee's direction, from the Trustee.

           (c) A Fiduciary may delegate any of his responsibilities for the operation and administration of the Plan. In limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the management or control of the Trust Fund except through the employment of an investment manager as provided in Section 11.4 and in the Trust Agreement relating to the Trust Fund.

           11.3      Company.

           (a) The Company, in establishing and maintaining the Plan for the benefit of its Employees, and the Employees of any Affiliated Company, of necessity retains control of the operation and administration of the Plan. The Company, in accordance with specific provisions of the Plan, has, as herein indicated, delegated certain of these rights and obligations to the Trustee and the Committee and these parties shall be solely responsible for these, and only these, delegated rights and obligations.

           (b) The Company shall supply such full and timely information for all matters relating to the Plan as (i) the Committee,
                     (ii) the Trustee, (iii) the accountant, and (iv) any other agents engaged on behalf of the Plan by the Company may require for the effective discharge of their respective duties.

           11.4 Trustee. The Company shall appoint a bank or trust company or an individual or individuals to act as Trustee or Trustees under the Trust Agreement. The Trustee shall serve at the pleasure of the Company and its powers and responsibilities shall be set forth in a Trust Agreement entered into between the Company and the Trustee. No person who receives full-time pay from the Company shall receive compensation paid by the Trust Fund except for reimbursement of expenses properly incurred. All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Trust Agreement and Section 4.2 of the Plan for the exclusive benefit of those Employees who are Participants under the Plan, including Inactive Participants and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Trust, to the extent that such expenses are not otherwise paid. The Company may appoint an investment manager or managers to manage any assets of the Plan. Likewise, with the written consent of the Company, the Trustee may appoint an investment manager. In either such event, the responsibility for investment decisions shall be clearly allocated in writing between the investment manager and the Trustee and neither shall be responsible for the action or inaction of the other.

           11.5      Benefits Committee.

           (a) The Company shall appoint a committee of not less than three (3) persons to hold office at the pleasure of the Company, such committee to be known as the Benefits Committee ("Committee"). No compensation shall be paid members of the Committee from the Trust Fund for service on such Committee. The Committee shall choose from among its members a chairman and a secretary. Any action of the Committee shall be determined by the vote of a majority of its members. Either the chairman or the secretary may execute any certificate or written direction on behalf of the Committee. If the Company shall fail to appoint the Committee, then the Company shall constitute the plan administrator of the Plan and all references to the Committee under the Plan shall be deemed for all purposes to refer to the Company.

           (b) The Committee shall hold meetings upon such notice, at such place or places and at such time or times as the Committee may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

           (c) All disbursements by the Trustee, except for the expenses properly attributable to the administration of the Plan or Trust or the reimbursement of reasonable expenses at the direction of the Company, as provided herein, shall be made upon, and in accordance with, the written directions of the Committee. When the Committee is required in the performance of its duties hereunder to administer or construe, or to reach a determination, under any of the provisions of the Plan, it shall do so on a uniform, equitable and nondiscriminatory basis.

           (d) The Committee shall establish rules and procedures to be followed by the Participants, Inactive Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs necessary to establish age and any other matters required in order to establish their rights to benefits in accordance with the Plan. Additionally, the Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' accounts. Should the Committee determine that the strict application of its accounting procedures will not result in an equitable and nondiscriminatory allocation among the accounts of Participants, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan, provided, however, that such adjustments to achieve equity shall not reduce the vested portion of a Participant's Company Stock and Other Investments Accounts.

           (e) The Committee may employ such counsel, accountants, and other agents as it shall deem advisable. The Company shall pay, or cause to be paid from the Trust Fund, the reasonable compensation of such counsel, accountants, and other agents and any other reasonable expenses incurred by the Committee in the administration of the Plan and Trust.

           (f) All members of the Committee shall serve until their resignation or dismissal by the Board and vacancies shall be filled in the same manner as the original appointments. The Board may dismiss any member of the Committee with or without cause.

           11.6      Claims Procedures.

           (a) The Committee shall receive all applications for benefits. Upon receipt by the Committee of such an application, it shall determine all facts which are necessary to establish the right of an application to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Committee will afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within sixty (60) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

                   (i)         The specific reason or reasons for the denial;

                   (ii) Specific references to the pertinent Plan provisions on which the denial is based;

                   (iii) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary; and

                   (iv)        An explanation of the Plan's claim review
                                   procedures.

         (b) If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial sixty (60) day period. In no event shall such extension exceed sixty (60) days.

         (c) In the event a claim for benefits is denied or if the claimant has had no response to such claim within sixty
                   (60) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the claimant or his duly authorized representative, at the claimant's sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the claimant or his duly authorized representative:

                   (i) May request in writing that the Committee review the denial;

                   (ii)        May review pertinent documents; and

                   (iii)       May submit issues and comments in writing.

         (d) The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claims shall be deemed denied on review.

         11.7 Records. All acts and determinations of the Committee shall be duly recorded by the secretary thereof and all such records together with such other documents as may be necessary in exercising its duties under the Plan shall be reserved in the custody of such secretary. Such records and documents shall at all times be open for inspection and for the purpose of making copies by any person designated by Monroe Bancorp. The Committee shall provide such timely information, resulting from the application of its responsibilities under the Plan, as needed by the Trustee and the accountant engaged on behalf of the Plan by Monroe Bancorp, for the effective discharge of their respective duties.

         11.8      Disclosures to Participants.

         (a) Each Participant shall be furnished with the summary plan description of the Plan, as required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations.

         (b) Within nine (9) months after the December 31 Valuation Date, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in Department of Labor Regulations.

         (c) Following each December 31 Valuation Date, each Participant shall be furnished with a statement reflecting the following information:

                   (i) The total balance (if any) in his Company Stock and Other Investments Accounts as of the beginning of the Plan Year.

                   (ii) The aggregate amounts of all contributions to the Company Stock and Other Investments Accounts and net income (or loss) allocated to his Company Stock and Other Investments Accounts for the Plan Year.


            (iii) The amount of Company contributions, if any, to his Company Stock and Other Investments Accounts for the Plan Year and the new Adjusted Balance in each such account as of that Valuation Date.

                   (iv) The new balance in his Company Stock and Other Investments Accounts as of that Valuation Date.

         (d) The Committee shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form
                   5500) with the Internal Revenue Service. Upon written request of any Participants, the Committee shall furnish copies of such documents, and may make a reasonable charge to cover the cost of furnishing such copies, as provided in Department of Labor Regulations.

         11.9 No Liability. The Company assumes no obligation or responsibility to any of its Employees, Participants, Inactive
Participants or Beneficiaries for any act of, or failure to act, on the part of the Committee (unless the Company is the Committee) or the Trustee.

         11.10 Indemnity of Committee Members. The Company shall indemnify and save harmless the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the Committee, or the members of the Committee, may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. The indemnification provisions of this Section 11.10 do not relieve any Committee member from any liability he may have under ERISA for breach of fiduciary duty. Furthermore, the Committee members and the Company may execute a letter agreement further delineating the indemnification agreement of this Section 11.10, provided the letter agreement is consistent with and does not violate ERISA. The indemnification provisions of this Section 11.10 shall extend to the Trustee solely to the extent provided by a letter agreement executed by the Trustee and the Company.

         11.11 Company Direction of Investment. Except to the extent the Trust Fund is determined by the Company or Committee to be invested in Company Stock, the Company has the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Company direction of investment, the Trustee and the Company must execute a letter agreement which contains such conditions, limitations and other provisions they deem appropriate before the Trustee shall be obligated to follow any Company direction with respect to the investment or reinvestment of any part of the Fund.

         11.12 Amendment to Vesting Schedule. Although the Company reserves the right to amend the vesting schedules contained in Sections 2.38 and 7.7 at any time, the Committee shall not apply the amended vesting schedule to reduce the nonforfeitable percentage of any Participant's accounts (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment. If the Company makes a permissible amendment to the vesting schedule, each Participant having at least three (3) years of Vesting Service with the Company may elect to have the percentage of his nonforfeitable accounts computed under the Plan without regard to the amendment. For Plan Years beginning prior to January 1, 1989, the election described in the preceding sentence applies only to Participants having at least five (5) years of Vesting Service with the Company.

         The Participant must file his election with the Committee within sixty
(60) days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Committee, as soon as practicable, must forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. For purposes of this Section 11.12, an amendment to the vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's rights to his accounts.

         11.13 Discretionary Powers and Authority of the Company and Committee. The Company and the Committee shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable them to carry out their responsibilities under the Plan and Trust. By way of illustration and not limitation, the Company and Committee are empowered and authorized to (a) make rules and regulations with respect to the Plan and Trust which are not inconsistent with the provisions of the Plan and Trust, the Code or ERISA; (b) determine, consistently therewith, all questions that may arise concerning coverage, eligibility, benefits, status and rights of any person claiming particular status under the Plan, including without limitation Participants, Inactive Participants, former Participants, Beneficiaries and the spouses and beneficiaries thereof; and (c) subject to and consistent with the Code and ERISA, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan. Subject to the provisions of Section 11.6, such action shall be final, conclusive and binding upon all persons, whether or not claiming benefits under the Plan.


                                   ARTICLE XII

                      AMENDMENT AND TERMINATION OF THE PLAN

         12.1      Amendment of the Plan.

         (a) Company's Right to Amend. The Company shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liabilities of the Trustee hereunder shall not be increased without its written consent; and provided, further, that the amount of benefits which, at the time of any such modification, alteration or amendment, shall appear as a credit in the accounts under the Plan of any Participant, Inactive Participant or Beneficiary hereunder shall not be adversely affected or reduced thereby; and provided, further, that no such amendment shall have the effect of revesting in the Company any part of the principal or income of the Trust Fund.

         (b) Section 411(d)(6) Protected Benefits. No amendment to the Plan (including the adoption of this Plan as a restatement of an existing plan) may decrease a Participant's Company Stock or Other Investments Account balance except to the extent permitted under
                   Section 412(c)(8) of the Code, and may not reduce or eliminate Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Section 411(d)(6) protected benefits if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit. The Committee shall disregard an amendment to the extent application of the amendment would fail to satisfy this subsection (b). If the Committee must disregard an amendment because the amendment would violate either (i) or (ii) above, the Committee shall maintain a schedule of the early retirement option or other optional forms of benefits the Plan must continue for the affected Participants.

         12.2      Termination of the Plan.

         (a) The Company expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation. Monroe Bancorp reserves the right at any time by action of its Board to terminate the Plan by resolution of the Board or to reduce or cease contributions at any time if it determines that business, financial or other good cause make it necessary or desirable to do so. Upon termination, partial termination or permanent discontinuance of contributions to the Plan, the Board shall give written notice of permanent discontinuance to the Trustee and participating Affiliated Companies. Upon termination or partial termination of the Plan or complete discontinuance of contributions under the Plan, the rights of all affected Employees to the amounts credited to their accounts under the Plan shall be nonforfeitable.

         (b) In the event of termination of the Plan, or the sale, to an entity that is not an Affiliated Company, of substantially all of the assets used by the Company in the trade or business in which the Participant is employed, the Committee shall value the Trust Fund as of the date of such termination or sale of assets. If, as of the date the Plan is terminated, a Loan is outstanding, the shares of Company Stock held in the suspense account referred to in Section 6.1 as of such date and pledged as collateral for such Loan (or the proceeds from the sale of such Company Stock) shall be applied by the Trustee solely to discharge the Loan. The accounts of the Participants, Inactive Participants and Beneficiaries as determined by the Committee, shall continue to be administered as a part of the Trust Fund or distributed in a single sum to such Participants, Inactive Participants or Beneficiaries, as determined by the Committee.

         12.3 Limitation on Amendment or Termination. Notwithstanding the provisions of Sections 12.1 and 12.2, the Company shall not terminate the Plan, or make any amendment to the Plan while any Debt or Loan shall remain outstanding and unpaid in whole or in part, without the prior written consent to any such termination or amendment by all holders and guarantors, if any, of the Plan's obligations under such Debt or Loan. Where any holder or guarantor has a representative on the Committee, such prior written consent will not be required if such representative approves the amendment.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

         13.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

         13.3 Administration Expenses The expenses of administering the Trust Fund and the Plan may be paid either by the Company or from the Trust Fund.

         13.4 Participant's Rights; Acquittance. No Participant shall acquire any right to be retained in the Company's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in and to the Trust Fund other than as specifically provided herein. The Company shall not be liable for the payment of any benefit provided for herein; all benefits hereunder shall be payable only from the Trust Fund.

         13.5 Spendthrift Clause. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

         13.6      Merger, Consolidation or Transfer.

         (a) In the event of the merger or consolidation of the Plan with another plan, no Participant, Inactive Participant or Beneficiary shall, as a result of such event, be entitled on the day following such merger, consolidation or transfer under the termination of the Plan provisions to a lesser benefit than the benefit he was entitled to on the date prior to the merger, consolidation or transfer if the Plan had then terminated. Neither the Company, the Committee nor the Trustee shall accept a transfer of benefits or liabilities to the Plan from any other plan. The Trustee shall not consent to, or be a party to a merger, consolidation or transfer of assets with a Defined Benefit or Defined Contribution Plan, except with respect to an elective transfer. The Trustee shall hold, administer and distribute the transferred assets as a part of the Fund and the Trustee must maintain a separate account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 12.2.

         (b) For purposes of this Section 13.6, a transfer is an elective transfer if: (a) the transfer satisfied subsection (a) of this Section 13.6; (b) the transfer is voluntary and under a fully informed election by the Participant; (c) the Participant has an alternative that retains his Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (d) the transfer satisfied the applicable spousal consent requirements of the Code; (e) the transferor plan satisfied the qualified joint and survivor annuity notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements;
                   (f) the Participant has a right to an immediate distribution from the transferor plan, in lieu of the elective transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a one hundred percent (100%) nonforfeitable interest in the transferred benefit; and
                   (i) the transfer otherwise satisfied the Treasury Regulations promulgated under Section 411(d)(6) of the Code.

         13.7 Counterparts. The Plan and the Trust Agreement may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         13.8 Mistake of Fact. Notwithstanding anything herein to the contrary, upon the Company's request, a contribution which was made by a mistake of fact, or conditioned upon the initial qualification of the Plan, either may be returned to the Company by the Trustee within one (1) year after the payment of the Contribution or the denial of the qualification, whichever is applicable, or, only if permitted under the Code, be carried over to a future year. Contributions to the Trustee are specifically conditioned upon the receipt of a determination from the Internal Revenue Service that the Plan initially satisfies the requirements of Sections 401(a) and 4975(e)(7) of the Code. In the event of an adverse determination by the Internal Revenue Service, all Trust assets held may be returned by the Trustee to the Company (within one year after such determination) upon its request.

         13.9 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

         13.10 No Guarantee. Neither the Trustee, the Committee, nor the Company in any way guarantees the assets in the Trust from loss or depreciation nor the payment of any money or other assets which may be or become due to any person from the Plan.






No Participant, Inactive Participant or Beneficiary shall have any recourse against the Trustee, the Company or the Committee if Plan assets are insufficient to provide benefits under the Plan.

         13.11 Federal and State Securities Law Compliance.

         (a) Each Participant or Beneficiary may be required by the Committee, prior to the transfer of Company Stock to such Participant or Beneficiary, to execute and deliver an agreement, in form and substance acceptable to the Committee, certifying such person's intent to hold such Company Stock and containing such other representations and agreements relating to the Company Stock as the Committee may reasonably request;

         (b) The Committee shall take all necessary steps to comply with any applicable registration or other requirements of federal or state securities laws from which no exemption is available; and

         (c) Stock certificates distributed to Participants may bear such legends concerning restrictions imposed by federal or state securities laws, and concerning other restrictions and rights under the Plan, as the Committee in its discretion may determine.

         13.12 Prudent Man Rule. Notwithstanding any other provision of this Plan, and the Trust Agreement, the Trustee, the Committee and the Company shall exercise their powers and discharge their duties under the Plan and Trust Agreement for the exclusive purpose of providing benefits to Employees and their Beneficiaries, and shall act with the care, skill and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         13.13 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Trustee, the Company, the Committee and each individual acting as an employee or agent of any of them shall be liable to any Participant, Inactive Participant, Employee or Beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.


                                   ARTICLE XIV

                              ADOPTION OF THE PLAN

         This Plan, as amended and restated, is intended to constitute an employee stock ownership plan and meet the requirements of Sections 401(a), 409, and 4975(d)(3) and (e)(7) of the Code, and Sections 407(d)(6) and 408(b)(3) of ERISA, to the extent applicable, as now in effect or hereafter amended, so that the income of the Trust Fund may be exempt from taxation under Section 501(a) of the Code, contributions of the Company under the Plan may be deductible for Federal income tax purposes under Section 404 of the Code, and Loans to the Trustee will be exempt under Section 4975(d)(2) of the Code and Section 408(b)(3) of ERISA from the prohibited transaction provisions of Section 4975(c) of the Code and Section 406 of ERISA, all as now in effect or hereafter amended. Any modification or amendment of the Plan may be made retroactively, as necessary or appropriate, to establish and maintain such qualification and to meet any requirement of the Code or ERISA.

                                   SIGNATURES


         As evidence of its adoption of this amended and restated Plan, Monroe Bancorp has caused this instrument to be signed by its officers thereunder duly authorized this day of , 1994, but generally effective as of January 1, 1991, unless otherwise specified herein or required by applicable law.

                                            MONROE BANCORP



                                            By:
                                               David D. Baer, President


ATTEST:  [SEAL]



By:
   R. Scott Walters,
   Vice President and Trust Officer






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